UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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MOBILEIRON, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholders,

Thank you for your continued support. I’m pleased to report that 2016 was MobileIron's strongest year to date. I want to provide some color about our achievements and share with you my strategic focus for 2017 and beyond.

In my 2016 letter, I explained that I had four main areas of focus. Here’s how we did.

Increasing our execution velocity

Danny Fields joined MobileIron from Oracle in February 2016 to run engineering and under his leadership we delivered 75 major product releases to our on-premises and cloud platforms. We positively beat our initial guidance in both our third and fourth quarters, as business execution improved throughout the year.

Ensuring a quality experience for our customers and partners

I believe that the two most important indicators for the health of our business are customer satisfaction scores and customer engagement with new products. In May 2016, I brought in Dilip Patel from Intel to lead our Customer Success team. Within six months, his improvements and changes drove escalations down and customer satisfaction up.

Delivering innovation that solves customers’ problems today and anticipates their needs in the future

Last year, we launched three new products: MobileIron Access, the critical link between the mobile app and the cloud service; MobileIron Bridge which unifies mobile and desktop operations for Windows 10; and MobileIron Monitor for system health analysis. In Q4 2016, we closed deals for all three new products.

Achieving cash flow breakeven by the end of the year

Two years ago, we set the goal of being cash flow positive in the fourth quarter of 2016 and I’m very pleased to report that we ended the quarter having generated cash from operating activities of $8.5 million.

Our goal is for the MobileIron platform to be the security backbone for the digital enterprise. That means that our products protect corporate data across apps, networks, and clouds. As I look at 2017, I see four growth catalysts for the company:

EMM:

The market opportunity for EMM remains huge with 784.5 million smartphones and tablets, and we’re the standalone leader.

Desktop security:

In October 2016, we launched MobileIron Bridge to capture the new opportunity to secure and manage Windows 10 PCs. Based on our forecasts, we estimate there are 560 million enterprise PCs that will be running Windows 10 by 2020.  If we take even just 1% of the market that's 5.6 million devices.

Cloud security:

As business data and processes move to the cloud, that data becomes vulnerable to new risks and research firms have estimated the cloud security market at $1.5 billion. I believe we have a unique asset in MobileIron Access that gives us a competitive advantage because MobileIron Access can ensure that cloud data is accessed only by trusted users, on trusted devices, using trusted apps.

Internet of Things (IoT)

In February of this year, we announced the launch of our new IoT division led by experienced veteran Santhosh Nair and his target is to deliver a revenue-ready product by the end of the year. We were invited into this market by our customers in automotive, energy, healthcare, and manufacturing, because they found that the architecture they need for IoT security looks a lot like the architecture for mobile devices. We have three major advantages: we’re focused on specific industries where we already have customers; we have the right architecture and our customers have validated this; and we have the right go-to-market partnerships with mobile operators.

MobileIron is at the forefront of a massive shift in enterprise computing as all of the old PC infrastructure is replaced with new technologies like mobile, cloud, and now the reality of enterprise IoT. These transformations are not always smooth or easy and we have spent the last year honing our ability to take the insights we develop working with our customers and to transform them into meaningful product execution. As we create value for our customers, we create value for shareholders. Thank you for being part of this journey with me.

Regards,

Barry

Barry Mainz

President and CEO, MobileIron

415 East Middlefield Road
Mountain View, CA 94043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 14, 2017

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of MobileIron, Inc., a Delaware corporation (the “Company”), which will be held on Wednesday, June 14, 2017 at 10:00 a.m. Pacific Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via a live audio webcast. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/MOBL2017. We believe a virtual meeting provides expanded access, improves communication, enables increased stockholder attendance and participation and provides cost savings for our stockholders and the Company.

At the Annual Meeting, stockholders will vote on the following matters:

1.	To elect the Company’s Board of Director (the “Board”) nominees, Kenneth Klein and James Tolonen, to the Board to hold office until the 2020 Annual Meeting of Stockholders.

2.	To ratify the selection by the Audit Committee of the Board of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017.

3.

To approve an amendment and restatement of the Company’s 2014 Employee Stock Purchase Plan (the “2014 ESPP”) to provide for a one-time increase of 1,200,000 shares (from 4,539,147 shares to a total of 5,739,147 shares) of common stock available for issuance under the 2014 ESPP.

4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 17, 2017. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Thursday June 14, 2017 at 10:00 a.m. Pacific Time online at www.virtualshareholdermeeting.com/MOBL2017.

The proxy statement and annual report to stockholders

are available at http://materials.proxyvote.com/60739U.

The Board of Directors recommends that you vote FOR the proposals identified above.

By Order of the Board of Directors

/s/ Simon Biddiscombe

Simon Biddiscombe
Chief Financial Officer

Mountain View, California

April 28, 2017

You are cordially invited to attend the Annual Meeting, which will be held virtually via the Internet. Whether or not you expect to attend the Annual Meeting, please vote as promptly as possible in order to ensure your representation at the meeting. You may vote your shares by telephone or over the Internet as instructed in these materials. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Even if you have voted by proxy, you may still attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

415 East Middlefield Road
Mountain View, CA 94043

PROXY STATEMENT

FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

June 14, 2017

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

We are providing you with these proxy materials because the Board of Directors of MobileIron, Inc. (the “Board”), is soliciting your proxy to vote at MobileIron’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements thereof, to be held via a live audio webcast on Wednesday, June 14, 2017 at 10:00 a.m. Pacific Time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/MOBL2017, where you will be able to listen to the meeting live, submit questions and vote online.

You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement and our 2016 Annual Report, are being distributed and made available on or about May 2, 2017. As used in this Proxy Statement, references to “we,” “us,” “our,” “MobileIron” and the “Company” refer to MobileIron, Inc. and its subsidiaries.

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of MobileIron is soliciting your proxy to vote at the 2017 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials.  Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We will begin distributing the Notice on or about May 2, 2017 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with the Notice, on or about May 2, 2017.

What proxy materials are available on the internet?

The 2017 proxy statement and 2016 Annual Report on Form 10-K are available at http://materials.proxyvote.com/60739U.

How do I attend the Annual Meeting?

This year’s Annual Meeting will be held entirely online via audio webcast to allow greater participation. You may attend, vote and ask questions at the Annual Meeting by following the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/MOBL2017. If you are a stockholder of record, you will be asked to provide the control number from your Notice. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.

Who can vote at the Annual Meeting?

If you are a stockholder of record, you may vote your shares at the Annual Meeting by following the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/MOBL2017. You will be asked to provide the control number from your Notice.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you must obtain a valid proxy from your broker, bank or other agent to vote online during the Annual Meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

The webcast of the Annual Meeting will begin promptly at 10:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Pacific Time, and you should allow reasonable time for the check-in procedures.

Vote by Proxy

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend and vote at the Annual Meeting even if you have already voted by proxy.

If you are a stockholder of record, you may vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time:

•To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on June 13, 2017 to be counted.

•To vote through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from your Notice. Your vote must be received by 11:59 p.m. Eastern Time on June 13, 2017 to be counted.

•To vote using the printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you instruct. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted.

We are holding the Annual Meeting online and providing internet voting to provide expanded access and to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your voting instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Stockholder of Record: Shares Registered in Your Name

If on April 17, 2017 your shares were registered directly in your name with MobileIron’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record.  As a stockholder of record, you may vote at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 17, 2017 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•Election of two directors nominated by the Board to serve until the 2020 Annual Meeting of Stockholders;

•Ratification of selection by the Audit Committee of the Board of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017.

•Approval of an amendment and restatement of the Company’s 2014 Employee Stock Purchase Plan (the “2014 ESPP”) to provide for a one-time increase of 1,200,000 shares (from 4,539,147 shares to a total of 5,739,147 shares) of common stock available for issuance under the 2014 ESPP.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting.  If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How many votes do I have?

Stockholders of Record: Shares Registered in Your Name

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 17, 2017. On this record date, there were 92,233,237 shares of common stock outstanding and entitled to vote.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all three nominees for director, “For” the amendment and restatement of the 2014 ESPP to provide for a one-time increase of 1,200,000 shares of common stock available for issuance under the 2014 ESPP, and “For” the ratification of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies.  In addition to these proxy materials, our directors and employees may also solicit proxies online, by telephone, or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies.  We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes.  You can revoke your proxy at any time before the final vote at the meeting.  If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

You may submit another properly completed proxy card with a later date.

You may grant a subsequent proxy by telephone or through the internet.

You may send a timely written notice that you are revoking your proxy to MobileIron’s Secretary at 415 East Middlefield Road, Mountain View, CA 94043.

You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 5, 2018 to MobileIron’s Secretary at 415 East Middlefield Road, Mountain View, CA 94043 and comply with the requirements in the Company’s Bylaws and all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, provided, however, that, that if our 2018 annual meeting of stockholders is held before May 15, 2018 or after July 14, 2018, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2018 annual meeting of stockholders. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so no later than March 16, 2018 and not earlier than February 14, 2018, provided, however, that if our 2018 annual meeting of stockholders is not held between May 15, 2018 or after July 14, 2018, then your proposal must be received no earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to other proposals,  votes  “For”, “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for Proposal 3, and will have the same effect as “Against” votes. A broker non-vote occurs when a nominee, such as a broker or bank, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority to vote with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner.  In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal.  In this regard, the election of directors (Proposal 1) is a matter considered non-routine under applicable rules.  A broker or other nominee cannot vote without instructions on non-routine matters, and therefore MobileIron expects broker non-votes on Proposal 1. Thus, if you do not instruct your broker how to vote with respect to Proposal 1, your broker may not vote with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on all of the proposals.

Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting, however, broker non-votes will not be counted for purposes of determining the number of shares present online during the meeting or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not affect the outcome of the vote on Proposal 1.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

For the election of directors, the three nominees receiving the most “For” votes from the holders of shares present online, by remote communication, if applicable, or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.

To be approved, Proposal 2, ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2017, must receive “For” votes from the holders of a majority of shares present online, by remote communication, if applicable, or represented by proxy and entitled to vote on the matter.  If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

To be approved, Proposal 3, approving the amendment and restatement of the 2014 ESPP to provide for a one-time increase of 1,200,000 shares of common stock available for issuance under the 2014 ESPP must receive “For” votes from the holders of a majority of shares present online, by remote communication, if applicable, or represented by proxy and entitled to vote on the matter. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present online at the meeting, by remote communication, if applicable, or represented by proxy.  On the record date, there were 92,233,237 shares outstanding and entitled to vote. Thus, the holders of 46,119,619 shares must be present online during the meeting or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, the meeting’s chairperson or holders of a majority of shares represented at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting.  In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting.  If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

MobileIron, Inc.’s Board of Directors (the “Board”) is divided into three classes.  Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term.  Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors, provided, however, that whenever the holders of any class of stock are entitled to elect a director, vacancies of such class shall be filled by a majority of the directors elected by such class then in office.  A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has nine members. There are three directors in the class whose term of office expires in 2017. The Board has proposed that Kenneth Klein and James Tolonen be elected as Class III directors at the Annual Meeting. Robert Tinker, the other Class III director, will continue to serve through the end of his current term ending on the date of the Annual Meeting, but will not be on the ballot for reelection. Our Board thanks Mr. Tinker for his service to the Board and to the Company.

Each of the nominees listed below is currently a director of the Company. Each of the nominees listed below was recommended for election by the Nominating and Corporate Governance Committee of the Board. Mr. Klein was appointed to the Board in February 2016 and Mr. Tolonen was appointed to the Board in February 2014. If elected at the Annual Meeting, each of these nominees would serve until the 2020 annual meeting and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. The Company encourages its nominees for directors to attend its annual meetings. All of the Company’s directors were in attendance at our 2016 Annual Meeting.

Directors are elected by a plurality of the votes of the shares present online at the meeting or represented by proxy and entitled to vote at the Annual Meeting. Proxies cannot be voted for more than two persons. The two nominees nominated by the Board of Directors to serve as Class III directors must receive the most “For” votes (among votes properly cast online during the meeting or by proxy) of nominees for the vacancies in such director class in order to be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, “For” the election of the nominees named below. Only votes “For” will affect the outcome.

The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee for director. In addition, following the biographies of the nominees are the biographies of Class I and Class II directors containing information regarding each director continuing to serve on the Board.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

CLASS III NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2020 ANNUAL MEETING

KENNETH KLEIN

Mr. Kenneth Klein, 57, has served as one of our directors since February 2016. Since October 2013, Mr. Klein has served as Chairman of the Board and Chief Executive Officer of Tintri, Inc., a virtualization-aware storage company. Previously, he was with Wind River Systems, Inc. (“Wind River”), an embedded software company, where he served as a director from July 2003 and as Chairman of the Board, President and Chief Executive Officer from January 2004 until Wind River’s $1 billion acquisition by Intel in June 2009. Mr. Klein continued as President of Wind River after it became an Intel subsidiary until October 2013. Prior to joining Wind River, Mr. Klein was with Mercury Interactive Corporation, a software company focused on business technology optimization, where he served as Chief Operating Officer from January 2000 until December 2003. He also served as a director of Mercury Interactive Corporation from July 2000 until December 2003 and held management positions there from 1992 through 1999, including President of North American Operations and Vice President of North American Sales. Mr. Klein holds a B.S. in electrical engineering and biomedical engineering from the University of Southern California. He is a USC Distinguished Alumnus, member of the USC Viterbi School of Engineering Board of Councilors, founder of USC's Klein Institute for Undergraduate Engineering Life, and a USC Trustee. Mr. Klein is a member of MobileIron’s Audit Committee. The Board believes Mr. Klein’s leadership role and experience as chief executive officer at a number of software companies and his extensive experience with sophisticated corporate transactions adds strong industry experience and management guidance to the Board, benefits our Audit Committee, and qualifies him to be nominated as a director.

JAMES TOLONEN

Mr. James Tolonen, 67, has served as one of our directors since February 2014. Mr. Tolonen served as the Senior Group Vice President and Chief Financial Officer of Business Objects, S.A., an enterprise software solutions provider, where he was responsible for its finance and administration functions commencing in January 2003 until its acquisition by SAP AG in January 2008. He remained with SAP AG until September 2008. Mr. Tolonen served as the Chief Financial Officer and Chief Operating Officer and a member of the board of directors of IGN Entertainment Inc., an Internet media and service provider focused on the videogame market, from October 1999 to December 2002. He served as President and Chief Financial Officer of Cybermedia, a PC user security and performance software provider, from April 1998 to September 1998, and as a member of its board of directors from August 1996 to September 1998. Mr. Tolonen served as Chief Financial Officer of Novell, Inc., an enterprise software provider, from June 1989 to April 1998. Mr. Tolonen has served on the board of directors of Imperva, Inc., an enterprise data center security company, since July 2012, and New Relic, Inc., an application performance management company, since May 2016. He also served on the board of directors of Blue Coat Systems, Inc. from May 2008 to February 2012, and Taleo Corporation from August 2010 to April 2012. Mr. Tolonen holds a B.S. in Mechanical Engineering and an M.B.A. from the University of Michigan. Mr. Tolonen is also a Certified Public Accountant. Mr. Tolonen chairs MobileIron’s Audit Committee. He was added to MobileIron’s Board to bolster the Board’s expertise in finance. Additionally, Mr. Tolonen’s background in accounting, his extensive experience as chief financial officer for a number of publicly held companies, including at several security and software companies, as well as his involvement on numerous audit committees, is instrumental to our Audit Committee and the Board as a whole and qualifies him to be nominated as a director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE IN CLASS III

CONTINUING DIRECTORS

In addition to the two director nominees, MobileIron has six other directors who will continue in office after the Annual Meeting with terms expiring in 2018 and 2019. The following includes a brief biography of each director composing the remainder of the Board with terms expiring as shown, with each biography including information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the applicable director should serve as a member of our Board.

CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL THE 2018 ANNUAL MEETING

MATTHEW HOWARD

Mr. Matthew Howard, 53, has served as one of our directors since March 2008. Mr. Howard joined Norwest Venture Partners, a venture capital firm, in August 2000 and became managing partner in 2013. Mr. Howard currently serves on the board of directors of several privately-held companies, including Avere Systems Inc., Blue Jeans Network, Inc., Bitglass, Inc., Bluenose Analytics, Inc., Exabeam, Inc. and Mist Systems, Inc. Mr. Howard holds a B.B.A. in Business Administration with an emphasis in information systems from Chaminade University of Honolulu and an M.S. in telecommunications management from Golden Gate University. The independent directors of the Nominating and Corporate Governance Committee believe that Mr. Howard’s long tenure as a director of the Company positions him to contribute to the Board his extensive knowledge of the Company and to provide Board continuity. In addition, the independent directors of the Committee believe that his experience as a director on the boards of a number of other companies has provided him with operational and industry expertise, as well as leadership skills that are important to the Board. In particular, his experience with technology and mobile companies is especially valuable in view of the Company’s growth plans. The Committee also believes that, as a result of his extensive experience with technology and mobile companies, Mr. Howard skills are important in his roles on the Company’s Compensation and Nominating and Corporate Governance Committees. Mr. Howard is on the Technical Advisory Board for In-Q-Tel’s Lab41 initiative. In-Q-Tel is a customer of the Company. Additionally, Mr. Howard is the co-chief executive officer of NVP Associates, LLC, the managing member of the general partner of Norwest Venture Partners X, LP, a stockholder of the Company.

BARRY MAINZ

Mr. Barry Mainz, 53, has served as our President and Chief Executive Officer and as one of our Directors since January 2016. Prior to joining MobileIron, Mr. Mainz served as President of Wind River, an embedded and mobile software company and wholly owned subsidiary of Intel Corporation, from October 2013 to December 2015, where he was responsible for the management of Wind River’s business and setting the company’s strategy. Before becoming its President, Mr. Mainz served as Wind River’s Chief Operating Officer from February 2007 until September 2013, where he was responsible for Wind River’s day to day operations, and as Wind River’s Vice President, Worldwide Customer Operations, from July 2005 until January 2007. From May 1999 until June 2005, Mr. Mainz served as Vice President, Corporate Sales Division, for Mercury Interactive Corporation, a software company. Mr. Mainz holds a B.A. in Communications from San Francisco State University. As MobileIron’s President and Chief Executive Officer, Mr. Mainz is responsible for overseeing all aspects of our business, including sales and business strategies.  Accordingly, he is able to impart to our Board the business and financial acumen essential for a complete understanding by our Board of MobileIron’s operations, strategies and development plans.

JESSICA DENECOUR

Ms. Jessica Denecour, 54, recently joined as one of our directors in March 2017. Since January 2006, Ms. Denecour has served as Senior Vice President and Chief Information Officer of Varian Medical Systems.  Prior to joining Varian, Ms. Denecour worked for Agilent Technologies as Vice President of Enterprise Applications from April 2005 to December 2005, and as Vice President of Global Infrastructure from June 2000 until March 2005. Prior to Agilent, Ms. Denecour worked for 18 years at Hewlett Packard in increasing levels of responsibility, most recently as Senior Director of IT for Test and Measurement until that business was spun off into Agilent. Ms. Denecour holds a B.S. degree in Business Administration and Management Information Systems from California Polytechnic State University. The Board believes Ms. Denecour’s experience in information technology and cyber security brings specific expertise to the Board and qualifies her to serve as a director.

CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE 2019 ANNUAL MEETING

TAE HEA NAHM

Mr. Tae Hea Nahm, 57, has served as one of our directors since September 2007 and as the Chairman of our Board of Directors since April 2014. Mr. Nahm has been a Managing Director of Storm Ventures, a venture capital firm he co-founded, since September 2000. Prior to Storm Ventures, Mr. Nahm was a partner at the law firms of Venture Law Group and Wilson Sonsini Goodrich & Rosati. Mr. Nahm serves on the board of directors of several privately held companies. He also served on the board of directors of Com2uS Corporation, a South Korean mobile game development company, from August 2005 to December 2013 and Marketo, Inc., a marketing automation software company, from July 2008 to August 2016. Mr. Nahm holds an A.B. in Applied Mathematics from Harvard University and a J.D. from the University of Chicago Law School.  Mr. Nahm serves as the chair of MobileIron’s Compensation Committee and is a member of the Company’s Nominating and Corporate Governance Committee. He brings to the Board and the committees on which he serves specific expertise in corporate finance, business strategy and corporate development gained from his significant experience in the venture capital industry.  As noted above, Mr. Nahm is a Managing Director of Storm Ventures, which is a stockholder of the Company. He was also a member of the board of directors of Marketo in 2016, which the Company has engaged as a vendor. Mr. Nahm previously served as a board member and stockholder in Averail Corporation, which the Company acquired in April 2014.

FRANK MARSHALL

Mr. Frank Marshall, 70, has served as one of our directors since December 2007. Mr. Marshall is an early stage technology investor and management consultant, and he has been actively involved in early stage investing with Timark LP and later as General Partner of Big Basin Partners LP since 1997. Mr. Marshall has served on the board of directors of the wireless networking company Aerohive Networks, Inc. since March 2011. Mr. Marshall served on the board of directors of Infoblox Inc., an automated network control company, from March 2004 to December 2013. Mr. Marshall served on the board of directors of PMC-Sierra Inc., a semiconductor company, from April 1996 until February 2012, and served as its lead independent director from May 2005 until February 2012. Mr. Marshall joined the board of directors of Juniper Networks, Inc. in April 2004 in connection with Juniper’s acquisition of Netscreen Technologies, Inc., an integrated network security solutions company, and served as a member of the Juniper board of directors until February 2007. Previously, Mr. Marshall served on the board of directors of Netscreen from December 1997 until April 2004, acting as Chairman of the Board of Netscreen from November 2002 until April 2004. He served as Vice President and then General Manager, Core Business Products unit of Cisco Systems, Inc. from 1992 until 1997. Mr. Marshall holds a B.S. in Electrical Engineering from Carnegie Mellon University and an M.S. in Electrical Engineering from University of California, Irvine.  Mr. Marshall serves as the chair of MobileIron’s Nominating and Corporate Governance Committee and a member of its Compensation Committee. His experience and expertise with technology companies provide the Board with insight, guidance and leadership. Mr. Marshall is a limited partner in Sequoia Capital Venture Funds, funds associated with Sequoia Capital. Sequoia Capital is a stockholder of the Company. Additionally, as noted above, Mr. Marshall is the general partner of Big Basin Partners, L.P., which is a stockholder in the Company.

AAREF HILALY

Mr. Aaref Hilaly, 45, has served as one of our directors since June 2012, shortly after joining Sequoia Capital in April 2012. He currently serves on the board of directors of a number of privately-held companies, including Skyhigh Networks, Inc. and

ThousandEyes, Inc. Prior to joining Sequoia Capital, Mr. Hilaly served as Vice President, Engineering at Symantec from June 2011 to April 2012. He was the Chief Executive Officer of Clearwell Systems, Inc. a provider of analytics software for electronic discovery, from April 2005 until Clearwell’s acquisition for $410 million by Symantec in June 2011. Prior to that, Mr. Hilaly was the founder and Chief Executive Officer of CenterRun, Inc., a pioneer in datacenter automation, which was acquired by Sun Microsystems, Inc. Mr. Hilaly holds an M.B.A. from Harvard Business School, a Masters degree in Economics from McGill University and a B.A. from Oxford University. Mr. Hilaly is a member of MobileIron’s Audit Committee. The Board believes Mr. Hilaly’s leadership role and experience as chief executive officer at a number of companies, including technology and cloud computing companies, adds strong industry experience and management guidance to the Board. Mr. Hilaly is a non-managing member of SC XII Management, LLC, an entity associated with Sequoia Capital. Several entities affiliated with Sequoia Capital are stockholders of the Company.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors.  The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following seven directors are independent directors within the meaning of the applicable NASDAQ listing standards: Ms. Denecour and Messrs. Hilaly, Howard, Klein, Marshall, Nahm and Tolonen.  In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

In making those independence determinations, the Board took into account certain relationships and transactions that occurred in the ordinary course of business between the Company and entities with which some of our directors are or have been affiliated, the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.  Mr. Mainz, our President and Chief Executive Officer, is not an independent director by virtue of his current employment with MobileIron.

BOARD LEADERSHIP STRUCTURE

The Board of Directors of the Company has an independent Chair, Mr. Nahm, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board.  Accordingly, the Chairman of the Board has substantial ability to shape the work of the Board.  The Company believes that separation of the positions of the Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company.  In addition, the Company believes that having an independent Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders.  As a result, the Company believes that having an independent Chair can enhance the effectiveness of the Board as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT

The Board recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities to MobileIron and its stockholders.  While the executive team is responsible for the day-to-day management of risk, one of the Board’s key functions is informed oversight of the Company’s risk management process.  The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company.  Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also reviews with management when appropriate any significant regulatory and legal developments that may have a material impact on MobileIron’s financial statements, compliance programs and policies. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct.  Our Compensation

Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.  Typically, the applicable Board committees meet at least annually with the employees responsible for risk management in the committees’ respective areas of oversight.  Both the Board as a whole and the various standing committees receive periodic reports from the General Counsel, as well as incidental reports as matters may arise.  It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met eight times during the last fiscal year.  Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served, held during the portion of the last fiscal year for which he was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.  The following table provides membership and meeting information for fiscal 2016 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance

Mr. Barry Mainz
Ms. Jessica Denecour (1)
Mr. Gaurav Garg (2)	X
Mr. Aaref Hilaly	X
Mr. Matthew Howard		X	X
Mr. Kenneth Klein (3)	X
Mr. Frank Marshall		X	X*
Mr. Tae Hea Nahm		X*	X
Mr. Robert Tinker
Mr. James Tolonen	X*
Total meetings in fiscal 2016	7	9	7

* Committee Chairperson

(1)	Ms. Denecour joined the Board in March 2017.
(2)	Mr. Garg resigned from the Board in October 2016.
(3)	Mr. Klein joined the Audit Committee in October 2016.

Below is a description of each committee of the Board.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and each member is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to assist the Board in fulfilling the Board’s oversight responsibilities with respect to (i) the Company’s corporate accounting and financial reporting processes, systems of internal control over financial reporting and audits of financial statements, and systems of disclosure controls and procedures, as well as the quality and integrity of the Company’s financial statements and reports, (ii) the qualifications, independence and performance of the registered public accounting firm or firms engaged as the Company’s independent auditors for the purpose of preparing or issuing an audit report or performing audit services, (iii) review of any reports or other disclosure required by the applicable rules and regulations of the SEC to be included in the Company’s annual proxy statement and periodic reports and (iv) the performance of the Company’s internal audit function, if any. In order to accomplish these purposes, the Audit Committee performs several functions.  The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of the work of the independent auditor; determines and approves engagements of the independent auditor to perform all proposed audit, review and attest services, as well as non-audit services;

monitors the rotation of the partners of the independent auditor on the Company’s audit engagement team, as required under applicable law;  reviews and discusses with management and the Company’s independent auditors the Company’s guidelines and policies with respect to financial risk management and financial risk assessment; confers with management and the Company’s independent auditors regarding the scope, adequacy and effectiveness of internal control over financial reporting and the Company’s disclosure controls and procedures, including any significant deficiencies and significant changes in internal controls; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; considers and approves or disapproves any related party transactions; reviews with management and the independent auditor the Company’s annual audited financial statements, quarterly financial statements and annual audit, as well as the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee is composed of three directors: Messrs. Tolonen, Hilaly and Klein (who joined the Audit Committee in October 2016). Mr. Garg was also a member of the Audit Committee until his resignation from the Board in October 2016.  The Audit Committee met seven times during the fiscal year.  The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at http://investors.mobileiron.com/ under “Governance.”

The Board reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are super-independent (as super-independence is currently defined in Rule 5605(c)(2)(A)(iii) of the NASDAQ listing standards).

The Board has also determined that Mr. Tolonen qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Tolonen’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.  In addition to the Company’s Audit Committee, Mr. Tolonen also serves on the board of directors of Imperva, Inc. and New Relic, Inc. The Board has determined that this simultaneous service does not impair Mr. Tolonen’s ability to effectively serve on the Company’s Audit Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2016 with management of the Company.  The Audit Committee has discussed with the Company’s independent registered public accounting firm, Deloitte & Touche LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).  The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche the accounting firm’s independence.

(1)   The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, other than our Annual Report on Form 10-K, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Mr. James Tolonen
Mr. Aaref Hilaly

Mr. Kenneth Klein

Compensation Committee

The Compensation Committee is composed of three directors: Messrs. Nahm, Howard and Marshall.  All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the NASDAQ listing standards).  In addition, the Board has also determined that each of members of the Company’s Compensation Committee is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.  The Compensation Committee met nine times during the fiscal year.  The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at http://investors.mobileiron.com/ under “Governance.”

The Compensation Committee acts on behalf of the Board in fulfilling the Board’s oversight responsibilities with respect to the Company’s compensation policies, plans and programs and determines the compensation to be paid to the Company’s executive officers and directors.  The Compensation Committee reviews, modifies and approves the overall compensation strategy and policies for the Company, including:

•reviewing and approving corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management, as appropriate, which powers shall include the power to exercise discretion to adjust compensation based on such goals and objectives;

•evaluating and approving the compensation plans and programs advisable for the Company, as well as evaluating and approving the modification or termination of existing plans and programs;

•establishing policies with respect to equity compensation arrangements;

•reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements (including, without limitation, perquisites and any other form of compensation) for the Company’s executive officers (other than the CEO, for whom the Compensation Committee makes a recommendation regarding his compensation and other terms of employment to the independent members of Board for approval) and, as appropriate, other senior management;

•approving any loans by the Company to employees; and

•reviewing the Company’s practices and policies of employee compensation as they relate to risk management and risk-taking incentives, to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

In addition, once the Company ceases to be an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, the Compensation Committee will review with management the Company’s Compensation Discussion and Analysis and consider whether to recommend that it be included in Proxy Statements and other filings.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer, the Chief People Officer and the General Counsel.  The Compensation Committee meets regularly in executive session.  However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings.  The Chief Executive Officer may not be present during voting or deliberations of the Compensation Committee regarding his compensation.  The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company.  In addition, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties.  The Compensation Committee has direct responsibility for the appointment, compensation and oversight of the work of any other advisers engaged for the purpose of advising the Committee.  In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.  Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NASDAQ, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and NASDAQ described above, the Compensation Committee engaged Compensia, Inc., or Compensia, as its compensation consultants.  Compensia was selected because it is a well-known and respected national compensation consulting firm that commonly provides information, recommendations and other executive compensation advice to compensation committees and management.

During 2016, Compensia provided the following services:

•assisted the Compensation Committee in refreshing our executive compensation peer group;

•

provided competitive market data based on the compensation peer group for our executive officer positions, as well as broader technology company survey data and evaluated how the compensation we pay our executive officers compares both to our performance and to how the companies in our compensation peer group and broader technology industry compensate their executives;

•

assessed executive compensation trends within our industry, and updated the Compensation Committee on corporate governance and regulatory issues and developments, including market data on stock ownership guidelines and compensation recoupment policies and proposed designs for stock ownership guidelines;

•	reviewed say on pay results and the analysis of institutional shareholder advisers with the Compensation Committee; and

•

provided guidance on other compensation topics, such as the 2014 ESPP share pool, change in control provisions, bonus plan design, the considerations for an option exchange, amendments to our Amended and Restated 2014 Equity Incentive Plan and new hire executive compensation guidelines.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year.  However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year.  For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer.  The Compensation Committee recommends to the independent members of the Board for determination and approval the compensation and other terms of employment of the Company’s Chief Executive Officer and evaluates the Chief Executive Officer’s performance in light of relevant corporate performance goals and objectives.  For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for overseeing the Company’s corporate governance functions on behalf of the Board, making recommendations to the Board regarding corporate governance issues, reviewing and evaluating the performance of the Board, identifying and evaluating candidates to serve as directors of the Company consistent with the criteria approved by the Board, serving as a focal point for communication between director candidates, non-committee directors and the Company’s management, selecting or recommending to the Board for selection candidates to the Board, or, to the extent required below, to serve as nominees for director for the Annual Meeting of stockholders and making other recommendations to the Board regarding affairs relating to the directors of the Company.

The Nominating and Corporate Governance Committee is composed of three directors: Messrs. Marshall, Howard and Nahm. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating and Corporate Governance Committee met seven times during the fiscal year.  The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at http://investors.mobileiron.com/ under “Governance.”

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, and high personal integrity and ethics.  The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of MobileIron, having demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders.  Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders.  In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, gender, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence.  In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.  The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, including direct inquiry from the then appointed members of the Board of Directors, but may also engage, if it deems appropriate, a professional search firm.  The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board.  The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote of those present at a meeting at which a quorum is present.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders.  The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder.  However, the Nominating and Corporate Governance Committee has the power and authority to establish any policies, requirements, criteria and procedures, including policies and procedures to facilitate stockholder communications with the Board, to recommend to the Board appropriate action on any such proposal or recommendation and to make any disclosures required by applicable law in the course of exercising its authority.  Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written notice to MobileIron’s Secretary at 415 East Middlefield Road, Mountain View, CA 94043 not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s Annual Meeting.  The written notice must be supplemented on a timely basis as set forth in the Company’s bylaws.  Also as discussed in MobileIron’s bylaws, submissions must set forth: (A) as to each nominee such stockholder proposes to nominate at the meeting: (1) the name, age, business address and residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the class and number of shares of each class of capital stock of the corporation which are owned of record and beneficially by such nominee, (4) the date or dates on which such shares were acquired and the investment intent of such acquisition, (5) a statement whether such nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or reelection at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the Board of Directors, and (6) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee and to serving as a director if elected); and (B) as of the date of the notice, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents”): (1) the name and address of each Proponent, as they appear on the corporation’s books, (2) the class, series and number of shares of the corporation that are owned beneficially and of record by each Proponent, (3) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing, (4) a representation that the Proponents are holders of record or beneficial owners, as the case may be, of shares of the corporation entitled to vote at the meeting and intend to participate online or by proxy at the meeting to nominate the person or persons specified in the notice, (5) a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the corporation’s voting shares to elect such nominee or nominees, (6) to the extent known by any Proponent, the name and address of any other stockholder supporting the proposal on the date of such stockholder’s notice, and (7) a description of any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial (a “Derivative Transaction”) by each Proponent during the previous twelve month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders may communicate with the Board by mailing a comment, concern or question to MobileIron’s Corporate Secretary at 415 East Middlefield Road, Mountain View, CA 94043.  Alternatively, stockholders may also communicate with the Board using the form provided on Company’s website at http://investors.mobileiron.com/corporate-governance/whistleblower-hotline/default.aspx.  Communications are distributed to the Board, or to any individual director as appropriate depending on the facts and circumstances outlined in the communication.  In that regard, the Board has requested that certain items which are unrelated to the duties and responsibilities of the Board should be excluded.  In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request.  Every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.  The Company believes its responsiveness to stockholder communications to the Board has been excellent.

CODE OF ETHICS

The Company adopted the MobileIron Code of Business Conduct, as amended, that applies to all officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions), directors, employees and independent contractors of MobileIron and its subsidiaries.  The Code of Business Conduct, as amended, is available on the Company’s website at http://investors.mobileiron.com/ under “Governance.”  If the Company makes any substantive amendments to the Code of Business Conduct, as amended, or grants any waiver from a provision of the Code of Business Conduct, as amended, to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

CORPORATE GOVERNANCE GUIDELINES

The Board of Directors documented the governance practices followed by the Company by adopting Corporate Governance Guidelines, as amended, to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management.  The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders.  The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation.  The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed on the Company’s website at http://investors.mobileiron.com/ under “Governance.”

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company’s financial statements since 2010. Representatives of Deloitte & Touche LLP are expected to be present during the Annual Meeting.  They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.  However, the Audit Committee of the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of shares present online at the meeting, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote on the matter will be required to ratify the selection of Deloitte & Touche LLP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2016 and December 31, 2015, by Deloitte & Touche LLP, the Company’s principal accountant.

	Fiscal Year Ended
	2016	2015
Audit Fees(1)	$1,130,700	$1,092,700
Audit-related Fees(2)	77,000	—
Tax Fees(3)	129,499	87,840
All Other Fees	—	—
Total Fees	$1,337,199	$1,180,540

(1)

“Audit Fees” consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our annual report on Form 10-K, review of our quarterly financial statements presented in our quarterly report on Form 10-Q and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)	“Audit-related Fees” consist of consulting related to new accounting pronouncements.

(3)	“Tax Fees” consist of tax return preparation, international and domestic tax studies, consulting and planning.

All fees described above were pre-approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Deloitte & Touche LLP.  The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services.  Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service.  The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by Deloitte & Touche is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2

Proposal 3

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR 2014 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE AUTHORIZED SHARES THEREUNDER

The Board is asking the stockholders to approve an amendment of the Company’s 2014 Employee Stock Purchase Plan (the “2014 ESPP”) to provide for a one-time increase of 1,200,000 shares (from 4,539,147 shares to 5,739,147 shares) of common stock available for issuance under the 2014 ESPP.

The 2014 ESPP is an employee benefit program that enables qualified employees of the Company and its designated subsidiaries to purchase shares of the Company’s common stock through payroll deductions without incurring broker commissions. The purpose of the 2014 ESPP is to assist qualified employees of the Company and its subsidiaries in acquiring a stock ownership interest in the Company and to encourage them to remain in the employ of the Company and its subsidiaries.

We believe that the 2014 ESPP provides a valuable opportunity for employees to acquire an ownership interest in the Company and provides stockholder value by aligning employee and stockholder interests. We rely on equity incentives to attract and retain our employees, and we believe that such incentives are essential to our long-term growth and future success. The proposed share increase will ensure that a sufficient reserve of common stock remains available under the 2014 ESPP to allow us to continue to provide equity incentives to our employees on a competitive level.

Should our stockholders fail to approve the amendment of the 2014 ESPP, it will continue to remain in effect in accordance with its current terms. However, because only 673,449 shares of our common stock remained available for issuance under the 2014 ESPP as of March 10, 2017, our ability to use this form of equity-based compensation to attract, retain, and motivate our employees in what is a very competitive hiring environment would be constrained.

The 2014 ESPP, as amended, is attached to this proxy statement as Appendix A and is incorporated herein by reference. The following description of the 2014 ESPP, as amended, is a summary of certain important provisions and does not purport to be a complete description of the 2014 ESPP. Please see Appendix  A for more detailed information.

Description of the 2014 Employee Stock Purchase Plan

General

The 2014 ESPP was originally adopted by the Board on April 19, 2014 and approved by the stockholders in May 27, 2014. The 2014 ESPP was amended by the pricing committee on June 9, 2014. The 2014 ESPP became effective on the date of the underwriting agreement between the Company and the underwriters managing the initial public offering of the Company’s common stock, which was June 11, 2014. As of March 10, 2017, approximately 850 employees are eligible to participate in the 2014 ESPP.

The 2014 ESPP includes two components: a “423 Component” and a “Non-423 Component.” The rights to purchase common stock granted under the 423 Component of the 2014 ESPP are intended to qualify as options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code. In addition, the 2014 ESPP authorizes the grant of rights to purchase common stock that do not meet the requirements of an “employee stock purchase plan” as defined in Section 423(b) of the Code, and the grant of such rights shall be made under the “Non-423 Component” of the 2014 ESPP. Unless otherwise provided in the 2014 ESPP or as determined by the Board, the Non-423 Component of the 2014 ESPP will operate and be administered in the same manner as the 423 Component of the 2014 ESPP. (See “Administration” below.)

Purpose

The purpose of the 2014 ESPP is to provide a means by which our employees (and employees of any subsidiary of the Company designated by the Board to participate in the 2014 ESPP) may be given an opportunity to purchase shares of our common stock through payroll deductions, to assist us in retaining the services of our employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for our success.

Administration

The Board administers the 2014 ESPP and has the final power to construe and interpret both the 2014 ESPP and the rights granted under it. The Board has the power, subject to the provisions of the 2014 ESPP, to determine when and how rights to purchase common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any subsidiary of the Company will be eligible to participate in the 2014 ESPP.

The Board has the power to delegate administration of the 2014 ESPP to a committee comprised of one or more members of the Board. The Board has delegated administration of the 2014 ESPP to the Compensation Committee of the Board. As used herein with respect to the 2014 ESPP, the “Board” refers both to the Board and to any committee the Board appoints, including the Compensation Committee.

Stock Subject to 2014 ESPP

Subject to the approval of this Proposal 3, the maximum number of shares of common stock that may be issued under the 2014 ESPP will not exceed 3,271,428 shares of common stock, plus the number of shares of common stock that are automatically added on January 1 of each year for a period of up to ten years, commencing on the first January 1 following June 11, 2014 and ending on (and including) January 1, 2024, in an amount equal to the lesser of (i) 1% of the total number of shares of the Company’s capital stock outstanding on December 31 of the preceding fiscal year, and (ii) 2,142,857 shares of common stock. However, the Board may act prior to the first day of any fiscal year to provide that there will be no January 1 increase in the share reserve for such fiscal year or that the increase in the share reserve for such fiscal year will be a lesser number of shares of common stock than would otherwise occur pursuant to the preceding sentence.

If rights granted under the 2014 ESPP expire, lapse or otherwise terminate without being exercised, the shares of common stock not purchased under such rights again become available for purchase under the 2014 ESPP. The shares of common stock purchasable under the 2014 ESPP will be shares of authorized but unissued or reacquired common stock, including shares that may be repurchased by us on the open market.

Offerings

The 2014 ESPP authorizes the Board to establish a period of time during which rights to purchase our common stock are granted to eligible employees, referred to as an “offering,” from time to time and to specify with respect to each offering:

•	the date on which an offering begins, referred to as the “offering date,” and on which rights to purchase our common stock will be granted to eligible employees;
•

the length of time, referred to as the “offering period,” during which the offering will be in effect, which cannot exceed a period of 27 months beginning with the offering date, and the dates on which shares of common stock will be purchased pursuant to rights granted under the offering, referred to as the “purchase dates” (the period of time between purchase dates during an offering are referred to as “purchase periods”); and

•	the terms under which eligible employees may contribute money to purchase shares of our common stock in the offering.

The provisions of separate offerings need not be identical. When an eligible employee elects to join an offering period, he or she is granted a purchase right to acquire shares of common stock on each purchase date within the offering period. On the purchase date, all payroll deductions collected from the participant during the purchase period are automatically applied to the purchase of common stock, subject to certain limitations (which are described further below under “Eligibility”).

The Board has the discretion to structure an offering so that if the fair market value of a share of common stock on the first trading day of a new purchase period within that offering is less than or equal to the fair market value of a share of common stock on the offering date for that offering, then (i) that offering will terminate immediately as of that first trading day, and (ii) the participants in such terminated offering will be automatically enrolled in a new offering beginning on the first trading day of such new purchase period.

Eligibility

The Board has the power to exclude certain part-time employees and certain highly compensated employees under applicable tax laws. No employee is eligible to participate in the 2014 ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock or of any parent or subsidiary of the Company. In addition, no employee may purchase more than $25,000 worth of common stock (determined based on the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company and any subsidiary corporations in any calendar year; provided, that any unused limit in one year may be carried over to a future year to the extent permitted by applicable tax laws.  The purchase rights granted under an offering are subject to the approval of the 2014 ESPP by the stockholders of the Company as required for the 2014 ESPP to obtain treatment as an “employee stock purchase plan.”

Participation in the 2014 ESPP

Eligible employees enroll in the 2014 ESPP by delivering to us, prior to the date selected by the Board as the offering date for the applicable offering, an agreement authorizing payroll deductions. Currently, such payroll deductions are limited to 15% of an employee’s base salary during the offering. Overtime, bonus, commissions and non-cash compensation, such as spread on the exercise of an option, are excluded. To minimize our administrative burden and accounting charges, the offerings that the Board has approved are structured so that participants may increase the rate of their payroll contributions effective only at the start of future offerings or purchase periods, as applicable. In addition, such offerings are structured so that participants may reduce their rate of payroll contributions not more than twice during a purchase period, and any second reduction must be to 0%.

Purchase Price

The purchase price per share at which shares of common stock are sold in an offering under the 2014 ESPP may not be less than the lower of (i) 85% of the fair market value of a share of common stock on the first day of the offering period and (ii) 85% of the fair market value of a share of common stock on the applicable purchase date.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is funded by accumulated payroll deductions during the offering. All payroll deductions made on behalf of a participant are credited to his or her account under the 2014 ESPP and deposited with our general funds.

Purchase of Stock

In connection with offerings made under the 2014 ESPP, the Board may specify a maximum number of shares of common stock an employee may be granted the right to purchase and the maximum aggregate number of shares of common stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of all outstanding purchase rights would exceed the number of shares of common stock remaining available under the 2014 ESPP, or the maximum number of shares that may be purchased on a single purchase date across all offerings, the Board would make a pro rata allocation (based on each participant’s accumulated payroll deductions) of available shares. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically on the applicable purchase date at the applicable price. (See “Withdrawal” below.)

Withdrawal

Although each participant in the 2014 ESPP is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to us a notice of withdrawal from the 2014 ESPP. Such withdrawal may be elected at any time prior to the end of the applicable offering, except as otherwise provided in the offering document.

Upon any withdrawal from an offering by an employee, we will distribute to the employee his or her accumulated payroll deductions without interest (unless otherwise required by applicable local law) and such employee’s rights in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee’s withdrawal from an offering will not prevent such employee from participating in subsequent offerings under the 2014 ESPP.

Termination of Employment

Unless otherwise specified by the Board, a participant’s rights under any offering under the 2014 ESPP terminate immediately upon cessation of an employee’s employment for any reason (subject to any post-employment participation period required by law), and we will distribute to such employee all of his or her accumulated payroll deductions, without interest.

Capitalization Adjustment Provisions

Upon certain transactions by the Company, such as a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar transaction, the 2014 ESPP share reserve, the outstanding purchase rights thereunder, and any purchase limits will be appropriately adjusted as to the type, class and maximum number of shares subject thereto.

Effect of Certain Corporate Transactions

In the event of a corporate transaction (as defined in the 2014 ESPP and described below), then any surviving or acquiring corporation may assume or continue outstanding purchase rights under the 2014 ESPP or may substitute similar rights. If any surviving or acquiring corporation does not assume or continue such rights or substitute similar rights, then the participants’ accumulated payroll deductions will be used to purchase shares of common stock prior to the corporate transaction under the ongoing offering and the participants’ rights under the ongoing offering will terminate immediately after such purchase.

A “corporate transaction” generally means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

•	a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its subsidiaries;

•	a sale or other disposition of at least 90% of our outstanding securities; or

•	certain specified types of mergers, consolidations or similar transactions.

Duration, Amendment and Termination

The Board may amend, suspend, or terminate the 2014 ESPP at any time. However, except in regard to capitalization adjustments (as described above), to the extent stockholder approval is required by applicable law or listing requirements, then any amendment to the 2014 ESPP must be approved by our stockholders if the amendment would:

•	materially increase the number of shares of common stock available for issuance under the 2014 ESPP;

•	materially expand the class of individuals eligible to participate under the 2014 ESPP;

•	materially increase the benefits accruing to participants under the 2014 ESPP or materially reduce the price at which shares of common stock may be purchased under the 2014 ESPP;

•	materially extend the term of the 2014 ESPP; or

•	expand the types of awards available for issuance under the 2014 ESPP.

The Board may amend outstanding purchase rights without a participant’s consent if such amendment is necessary to ensure that the purchase right and/or the 423 Component of the 2014 ESPP complies with the requirements of Section 423 of the Code.

Rights granted before amendment or termination of the 2014 ESPP will not be impaired by any amendment or termination of the 2014 ESPP without the consent of the participant to whom such rights were granted, except as necessary to comply with applicable laws, or as necessary to obtain or maintain favorable tax, listing, or regulatory treatment.

U.S. Federal Income Tax Information

The following is a summary of the principal United States federal income taxation consequences to participants and us with respect to participation in the 423 Component of the 2014 ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state, or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an option or the disposition of common stock acquired under the 2014 ESPP. The 2014 ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Rights granted under the 423 Component of the 2014 ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan that qualifies under provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant as a result of the granting or exercise of a purchase right until disposition of the acquired shares. The taxation upon disposition will depend upon the holding period of the acquired shares.

If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of:

(1)	the excess of the fair market value of the stock at the time of such disposition over the purchase price, or

(2)

the excess of the fair market value of the stock as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period) will be treated as ordinary income.

Any further gain or any loss will be taxed as a long-term capital gain or loss. At present, such capital gains generally are subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

There are no federal income tax consequences to us by reason of the grant or exercise of rights under the 2014 ESPP. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

Plan Benefits under the 2014 Employee Stock Purchase Plan

The following table sets forth, for each of the individuals and various groups indicated, the total number of shares of our common stock that have been purchased under the 2014 ESPP as of March 10, 2017.

2014 ESPP

Name and Position	Number of Shares
Barry Mainz	8,000
Simon Biddiscombe	—
Daniel Fields	—
Robert Tinker	12,000
All current executive officers as a group	36,000
All current directors who are not executive officers as a group	—
Each nominee for election as a director:
Kenneth Klein	—
James Tolonen	—
Each associate of any executive officers, current directors or director nominees	—
Each other person who received or is to receive 5% of purchase rights	—
All employees, including all current officers who are not executive officers, as a group	3,829,698

New Plan Benefits

Because participation in the 2014 ESPP is entirely within the discretion of the eligible employees, a new plan benefits table, as described in the federal proxy rules, is not provided. Because the Company cannot predict the participation levels by employees, the rate of employee contributions or the eventual purchase price under the 2014 ESPP, it is not possible to determine the value of benefits that may be obtained by executive officers and other employees under the 2014 ESPP. Non-employee directors are not eligible to participate in the 2014 ESPP.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the amendment to the 2014 ESPP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our current executive officers as of April 10, 2017. Biographical information for our President, Chief Executive Officer and Director Mr. Mainz is included above with the Director biographies under the caption “Class I Directors Continuing In Office Until The 2018 Annual Meeting.”

Name:	Age:	Position:

Barry Mainz	53	President, Chief Executive Officer and Director

Simon Biddiscombe	49	Chief Financial Officer

Daniel Fields	48	Senior Vice President, Engineering and Chief Software Development Officer

Laurel Finch	60	Vice President, General Counsel, Chief Compliance Officer and Secretary

SIMON BIDDISCOMBE

Mr. Simon Biddiscombe has served as MobileIron’s Chief Financial Officer since May 2015. Prior to joining MobileIron, Mr. Biddiscombe served as Chief Financial Officer of ServiceSource International, Inc., a business-to-business customer lifecycle management company, from September 2014 until April 2015, where he was responsible for the financial operations of the company. Before joining ServiceSource, Mr. Biddiscombe was Chief Executive Officer and President of QLogic Corp., a data storage and networking company, from November 2010 to May 2013, where he was responsible for the management of QLogic’s business and setting the company’s strategy. He also served as QLogic’s Senior Vice President and Chief Financial Officer from April 2008 to November 2010. From June 2003 to April 2008, Mr. Biddiscombe held numerous positions with Mindspeed Technologies Inc., including Chief Financial Officer, Senior Vice President and Treasurer. Mr. Biddiscombe began his career at PricewaterhouseCoopers LLP as part of the firm’s accounting and audit practice group. Mr. Biddiscombe holds a B.A. in Business Studies from the Polytechnic of Wales and is a Chartered Accountant from the United Kingdom.

DANIEL FIELDS

Mr. Daniel Fields has served as our Senior Vice President of Engineering and Chief Software Development Officer since February 2016. Prior to this, Mr. Fields worked at Oracle Corporation, most recently as Group Vice President, Engineering, Oracle Service Cloud, from September 2015 to January 2016, where he was responsible for engineering and development of cloud business services.  From March 2012 to August 2015, he served as Vice President, Engineering for Oracle Service Cloud. He served as Vice President, Engineering at RightNow Technologies, Inc., a cloud-based technology company, from August 2007 to February 2012. Mr. Fields holds a Bachelor of Engineering degree in Electronic Engineering from Dublin City University in Ireland.

LAUREL FINCH

Ms. Laurel Finch is our Vice President, General Counsel, Chief Compliance Officer and Secretary. She has served as our Vice, President General Counsel since February 2013, as our Secretary since December 2013 and as our Chief Compliance Officer since February 2016. Prior to joining MobileIron, Ms. Finch served as Vice President, General Counsel and Secretary of OPENLANE, Inc., a business-to-business online auction company for used cars, from June 2008 until OPENLANE’s acquisition by KAR Auction Services, Inc. in December 2011. Prior to joining OPENLANE, Ms. Finch was Deputy General Counsel of Visa U.S.A. Inc. from May 2006 until June 2008, where she was responsible for all legal matters other than litigation and government relations and led the global corporate restructuring and $19.1 billion IPO. Before joining Visa, Ms. Finch was a corporate and securities law partner at Heller Ehrman from October 2003 until May 2006 and Venture Law Group from April 1996 until Venture Law Group’s merger with Heller Ehrman in October 2003 (she was elevated to partner at Venture Law Group in 2000). Ms. Finch holds an A.B. in German Studies from Stanford University, a Masters in International Management from the Thunderbird School of Global Management and a J.D. from Stanford Law School.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 10, 2017 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Greater than 5% Stockholders:
Norwest Venture Partners X, L.P 525 University Avenue, Suite 800 Palo Alto, CA 94301 (2)	12,322,294	13.4%
Entities affiliated with Storm Ventures 2440 Sand Hill Road, Suite 301 Menlo Park, CA 94025 (3)	12,066,577	13.1%
Entities affiliated with Sequoia Capital 2800 Sand Hill Road, Suite 101 Menlo Park, CA 94025 (4)	10,671,647	11.6%
Named Executive Officers and Directors:
Barry Mainz (5)	453,935	*
Simon Biddiscombe (6)	243,241	*
Daniel Fields (7)	90,079	*
Robert Tinker (8)	3,480,502	3.7%
Jessica Denecour	—	—
Aaref Hilaly (9)	81,122	*
Matthew Howard (10)	12,389,679	13.4%
Kenneth Klein (11)	16,876	*
Frank Marshall (12)	815,297	*
Tae Hea Nahm (13)	12,133,962	13.2%
James Tolonen (14)	155,746	*
All executive officers and directors as a group (12 persons) (15)	30,140,591	31.7%
* Less than one per cent

(1)

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC.  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based on 92,127,221 shares outstanding on March 10, 2017 adjusted as required by rules promulgated by the SEC. Pursuant to the rules of the SEC, the number of shares of common stock deemed outstanding includes shares issuable upon settlement of restricted stock units held by the respective person or group that will vest within 60 days of March 10, 2017 and pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of March 10, 2017.

(2)

Consists of 12,322,294 shares held by Norwest Venture Partners X, LP (“NVP X”).  NVP Associates, LLC (“NVP”) is the managing member of Genesis VC Partners X, LLC (“Genesis X”), the general partner of NVP X. Promod Haque, Matthew Howard and Jeffrey Crowe are co-Chief Executive Officers of NVP, the managing member of Genesis X, which is the general partner of NVP X, and, as such, may be deemed to be beneficial owners and to have shared power to vote and dispose of the shares held by NVP X.

(3)

Consists of (i) 10,578,176 shares held by Storm Ventures Fund III, L.P (“SV III”), (ii) 578,604 shares held by Storm Ventures Affiliates Fund, III, L.P. (“SVA III”), (iii) 327,696 shares held by Storm Ventures Principals Fund III, L.L.C. (“SVP III”) and (iv) 582,101 shares held by Storm Ventures Fund IV, L.P. (“SV IV”). Storm Venture Associates III, L.L.C. (“SVA LLC”) is the general partner of SV III and SVA III and the managing member of SVP III and, as such, may be deemed to have shared power to vote and dispose of the shares held by each such fund. Storm Venture Associates IV, L.L.C. (“SVA IV”) is the general partner of SV IV and, as such, may be deemed to have shared power to vote and dispose of the shares held by such fund. Ryan Floyd, M. Alex Mendez, Tae Hea Nahm and Sanjay Subhedar are the managing members of each of SVA LLC and SVA IV and, as such, may be deemed to be beneficial owners and to have shared power to vote and dispose of the shares held by each of SV III, SVA III, SVP III, and SV IV (collectively with SVA LLC and SVA IV, the “Storm Ventures Entities”).

(4)

Consists of (i) 8,631,524 shares held by Sequoia Capital XII, L.P. (“SC XII”), (ii) 922,510 shares held by Sequoia Capital XII Principals Fund, LLC (“SC XII PF”), (iii) 761,104 shares held by Sequoia Capital U.S. Growth Fund IV, L.P. (“SCGF IV”), (iv) 322,978 shares held by Sequoia Technology Partners XII, L.P. (“STP XII”) and (v) 33,531 shares held by Sequoia Capital USGF Principals Fund IV, L.P. (“SCGF IV PF”). SC XII Management, LLC (“SC XII LLC”) is the general partner of each of SC XII and STP XII, and the managing member of SC XII PF. As a result, SC XII LLC may be deemed to share beneficial ownership of the shares held by SC XII, SC XII PF and STP XII. SC US (TTGP), LTD. is the general partner of SCGF IV Management L.P., which is the general partner of SCGF IV and SCGF IV PF.  As a result, SC US (TTGP), LTD. and SCGF IV Management L.P. may be deemed to share beneficial ownership of the shares held by SCGF IV and SCGF IV PF.

(5)	Consists of (i) 155,903 shares held and (ii) 298,032 issuable to Mr. Mainz pursuant to stock options exercisable within 60 days after March 10, 2017.

(6)	Consists of (i) 121,783 shares held and (ii) 121,458 issuable to Mr. Biddiscombe pursuant to stock options exercisable within 60 days after March 10, 2017.

(7)	Consists of (i) 46,329 shares held and (ii) 43,750 issuable to Mr. Fields pursuant to stock options exercisable within 60 days after March 10, 2017.

(8)

Consists of (i) 67,126 shares held by Mr. Tinker, (ii) 1,477,127 shares held by The Robert B. Tinker Trust under agreement dated July 30, 2012, of which Mr. Tinker is the trustee, (iii) 100,000 shares held by The Christine M. Hery 2014 Grantor Retained Annuity Trust under agreement dated July 30, 2014, of which Mr. Tinker’s spouse is the trustee, and (iv) 1,836,249 shares issuable pursuant to stock options exercisable within 60 days after March 10, 2017.  Accordingly, Mr. Tinker is deemed to be a beneficial owner and to have shared power to vote and dispose of the shares held by each such trust.

(9)

Excludes shares listed in footnote (4) above, which are held by the Sequoia Capital entities. Mr. Hilaly, one of our directors, is a non-managing member of SC XII Management, LLC, and does not share voting or dispositive power with respect to the shares held by the Sequoia Capital entities.  Accordingly, Mr. Hilaly is not deemed to be a beneficial owner of the shares held by the Sequoia Capital entities. Includes (i) 13,737 shares held and (ii) 67,385 shares issuable to Mr. Hilaly pursuant to stock options exercisable within 60 days after March 10, 2017.

(10)

Consists of shares listed in footnote (2) above, which are held by Norwest Venture Partners X, LP. Mr. Howard, one of our directors, is a member of Genesis VC Partners X, LLC and an officer of the managing member of Genesis VC Partners X, LLC, and, as such, may be deemed to be the beneficial owner and to have shared power to vote and dispose of the shares held by Norwest Venture Partners X, LP. Includes 67,385 shares issuable to Mr. Howard pursuant to stock options exercisable within 60 days after March 10, 2017.

(11)	Consists of 16,876 shares held by The Kenneth & Natalie Klein Revocable Trust U/A 9/23/04, of which Mr. Klein is a co-trustee.

(12)

Consists of (i) 727,822 shares held by Big Basin Partners, LP, and (ii) 20,090 shares held by Frank & Judith Marshall Living Trust DTD 12/26/96. Mr. Marshall, one of our directors, is the general partner of Big Basin Partners, L.P. and, as such, may be deemed to be the beneficial owner and to have shared power to vote and dispose of the shares held by each such entity. Includes 67,385 shares issuable to Mr. Marshall pursuant to stock options exercisable within 60 days after March 10, 2017.

(13)

Consists of shares listed in footnote (3) above, which are held by the Storm Ventures entities. Mr. Nahm, one of our directors, is a managing member of Storm Venture Associates III, L.L.C. and Storm Ventures Associates IV, L.L.C., and, as such, may be deemed to be the beneficial owner and to have shared power to vote and dispose of the shares held by the Storm Ventures

Entities. Includes 67,385 shares issuable to Mr. Nahm pursuant to stock options exercisable within 60 days after March 10, 2017.

(14)

Consists of (i) 13,737 shares held by James R. Tolonen and Ginger Tolonen TTEE Tolonen Family Trust Uad 9/26/96 , of which Mr. Tolonen is a co-trustee, and (ii) 142,009 shares issuable pursuant to stock options exercisable within 60 days after March 10, 2017.

(15)	Includes 2,882,556 shares subject to options exercisable within 60 days after March 10, 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2016, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

Our named executive officers (the “NEOs”) for the fiscal year ended December 31, 2016, consist of our former chief executive officer, current chief executive officer and the next two most highly compensated executive officers:

•Barry Mainz, Current President and Chief Executive Officer;

•Simon Biddiscombe, Chief Financial Officer; and

•Daniel Fields, Senior Vice President, Engineering and Chief Software Development Officer;

•Robert Tinker, Former President and Chief Executive Officer.

SUMMARY COMPENSATION TABLE

The following table sets forth all of the compensation awarded to, earned by or paid to our NEOs during the fiscal years ended December 31, 2016 and 2015.

						Non-Equity Incentive	All Other
Name and Principal	Year	Salary	Bonus	Stock Awards	Option Awards	Plan Compensation	Compensation	Total
Position	(1)	($)(2)	($)(3)	($)(4)	($)(4)	($)(5)	($)(6)	($)
Barry Mainz, Current President and Chief Executive Officer	2016	494,551	250,000	2,880,400	1,288,707	237,500	21,269	5,172,427
	2015	—	—	—	—	—	—	—
Simon Biddiscombe, Chief Financial Officer	2016	387,500	—	581,296	—	178,399	122,714	1,269,909
	2015	209,375	40,000	1,066,600	664,486	—	119,964	2,100,425
Daniel Fields, Senior Vice President, Engineering and Chief Software Development Officer	2016	344,103	488,077	750,200	215,745	—	2,551	1,800,676
	2015	—	—	—	—	—	—	—
Robert Tinker, Former President and Chief Executive Officer	2016	322,179	—	—	—	—	394,260	716,439
	2015	364,586	—	1,850,000	831,560	—	19,313	3,065,459

(1)	Mr. Mainz became an employee in January 2016, Mr. Biddiscombe became an employee in May 2015 and Mr. Fields became an employee in February 2016. Mr. Tinker ceased being an employee in December 2016.

(2)	Amounts include $22,920 paid to Mr. Tinker in 2015 for vacation accrued as of as of December 31, 2014 pursuant to a company-wide change in vacation policy.

(3)

Represents for Mr. Mainz, a signing bonus of $250,000. Represents for Mr. Fields, a signing bonus of $300,000 and a $188,077 guaranteed first year bonus, $75,000 of which was paid to Mr. Fields in cash and $113,777 of which was paid to Mr. Fields in stock.  Represents for Mr. Biddiscombe, a signing bonus of $40,000 paid in 2015.

(4)

Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each stock or option award in the respective fiscal year, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. With respect to option awards only, our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

(5)

For Mr. Mainz, the amount for 2016 is a performance bonus of $237,500 earned in 2016 based on 95% of on-target earnings paid in proportion to the Company’s achievement of certain performance goals For Mr. Biddiscombe, the amount for 2016 is a performance bonus earned pursuant to our 2016 Executive Bonus Plan, as amended, based on 95% of on-target earnings paid in proportion to the Company’s achievement of certain performance goals.

(6)

Amounts noted for 2016 include (i) the contributions we made on behalf of Messrs. Mainz, Biddiscombe and Tinker in the amounts of $19,362, $19,087 and $19,087, respectively, for inclusion in our medical benefits program; (ii) for Mr. Fields, a $2,000 reimbursement for opting out of our medical benefits program; (iii) employer paid premiums for life insurance coverage we made on behalf of Messrs. Mainz, Biddiscombe, Fields and Tinker in the amounts of $966, $630, $551 and $604, respectively; (iv) for Mr. Biddiscombe, travel and apartment reimbursements associated with his commute from his home in Southern California in the amounts of (a) $12,015 for airfare, (b) $1,144 for car rentals and parking, (c) $38,968 for apartment rental and hotel, and (d) $50,870 to cover taxes associated with the commute travel, hotel and apartment; (v) for Mr. Mainz $941 for reimbursed family airfare to a company event; and (vi) for Mr. Tinker, $350,000 for 12 months’ of salary and $23,777 for 12 months’ of medical benefits continuation, both in connection with his termination of employment, and $792 for a gift. Amounts noted for 2015 include (i) the contributions we made on behalf of Mr. Tinker in the amount of $18,683 and Mr. Biddiscombe in the amount of $12,844 for inclusion in our medical benefits program; (ii) employer paid premiums for life insurance coverage we made on behalf of Mr. Tinker in the amount of $630 and Mr. Biddiscombe in the amount of $394; and (iii) for Mr. Biddiscombe, travel and apartment reimbursements associated with his commute from his home in Southern California in the amounts of (a) $8,772 for airfare, (b) $4,403 for car rentals and parking, (c) $38,495 for apartment rental and hotel, and (d) $55,056 to cover taxes associated with the commute travel and apartment.

Narrative to Summary Compensation Table

Employment agreements

We have entered into agreements with each of our NEOs in connection with their employment with us. All such employment agreements were negotiated with the oversight and approval of our Compensation Committee, and with respect to our former and current Chief Executive Officers, the Board. These agreements provided for “at will” employment and set forth the terms and conditions of employment of each Named Executive Officer, including base salary, eligibility to participate in the Company’s bonus programs, if any and when applicable, standard employee benefit plan participation, initial stock option and restricted stock unit grants and vesting provisions with respect to the initial stock option and restricted stock unit grants. These employment agreements were each subject to execution of our standard confidential information and invention assignment agreement and a background check. Each of these employment agreements also provided for certain potential payments and/or acceleration of equity upon termination or termination in connection with a change in control of the Company that (except with regard to Mr. Mainz) were subsequently superseded by the Company’s Severance Benefit Plan as described below, see the section titled “Executive Compensation—Potential Payments and Acceleration of Equity upon Termination or Termination in Connection with a Change in Control.”

In January 2016, the Company announced the appointment of Barry Mainz as our President and Chief Executive Officer.  Mr. Mainz replaced Robert Tinker in those roles. Accordingly, although Mr. Tinker is no longer President and Chief Executive officer, for part of 2016, he continued to be one of our employees, and continued to serve as a member of our Board until the Annual Meeting. Thus, his employment agreement, dated December 20, 2007, as amended, continued for a part of 2016 to provide for Mr. Tinker’s employment and compensation terms with the Company.

Non-Equity Incentive Plan Compensation

Non-equity incentive plan compensation consisted of stock-settled bonuses paid to certain of our Named Executive Officers in 2016, based on the achievement of performance goals during 2015. Whether a Named Executive Officer earns his target bonus, or any portion thereof, is determined by the Compensation Committee (or in the case of our chief executive officer, the Board, upon recommendation by the Compensation Committee), based upon its assessment of performance against the performance goals for the applicable calendar year. These bonuses were paid within the first half of the calendar year based on the prior year’s performance.

Potential Payments and Acceleration of Equity upon Termination or Termination in Connection with a Change in Control

Severance Benefit Plan

Pursuant to the Company’s Severance Benefit Plan (the “Severance Plan”), certain current and future employees, including all of our NEOs other than Mr. Mainz and Mr. Tinker, are eligible for severance benefits under certain circumstances. The Severance Plan supersedes any severance benefits that a participant would have been entitled to under any pre-existing agreement between the individual and the Company. Unless terminated sooner, the Severance Plan will automatically terminate on the third annual anniversary of its adoption.

The actual amounts that would be paid or distributed to an eligible NEO as a result of a termination of employment occurring in the future may be different than those presented below as many factors will affect the amount of any payments and benefits upon a termination of employment. For example, some of the factors that could affect the amounts payable include the NEO’s base salary and the market price of our common stock. Although the Company has entered into a written agreement to provide severance payments and benefits in connection with a termination of employment under particular circumstances, the Company, or an acquirer, may mutually agree with the NEOs to provide payments and benefits on terms that vary from those currently contemplated. In addition to the amounts presented below, each eligible NEO would also be able to exercise any previously-vested stock options that he or she held, in accordance with the terms of those grants and the respective plans pursuant to which they were granted. Finally, the eligible NEOs may also receive any benefits accrued under our broad-based benefit plans, in accordance with those plans and policies.

Severance Absent a Change in Control

Under the Severance Plan, if a participating individual is involuntarily terminated without cause, absent a Change In Control (as defined in the Severance Plan), then he or she will be entitled to receive (a) cash severance in accordance with the Company’s standard payroll practices and subject to standard payroll deductions and withholdings equal to his or her monthly base salary multiplied by the number of months in his or her participation notice under the Severance Plan, and (b) continuation of his or her current health insurance coverage, or payment of the premiums for such coverage, for up to the number of months specified in his or her participation notice. Our NEOs, other than Mr. Mainz, who has a separate agreement as described below, and Mr. Tinker, who is no longer an employee of the Company, are eligible to receive the following payments and benefits:

•in the case of Mr. Biddiscombe, annual base salary for 12 months from the date of termination;

•in the case of Mr. Fields, annual base salary for 6 months from the date of termination; and

•health insurance premiums under our group health insurance plans as provided under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), to the extent such COBRA premiums exceed the costs previously paid by the NEO for group health insurance coverage while employed by us:

•	in the case of Mr. Biddiscombe, for 12 months after termination; and
•	in the case of Mr. Fields, for 6 months after termination.

Severance in Connection with a Change in Control

In the case of a Change In Control Termination (as defined in the Severance Plan), if a participating individual is terminated without cause or constructively terminated, either during the three months before or in the year after a change in control, then he or she will be entitled to receive (a) cash severance in accordance with the Company’s standard payroll practices and subject to standard payroll deductions and withholdings equal to his or her monthly base salary multiplied by the number of months specified in his or her participation notice under the Severance Plan, (b) continuation of his or her current health insurance coverage, or payment of the premiums for such coverage, for up to the number of months specified in his or her participation notice under the Severance Plan, and (c) accelerated vesting of then outstanding compensatory equity awards as to the percentage of unvested shares per equity award specified in his or her participation notice. Our NEOs, other than Mr. Mainz, who has a separate agreement as described below, and Mr. Tinker, who is no longer an employee of the Company, are eligible to receive the following payments and benefits:

•annual base salary for 12 months from the change in control;

•full acceleration of vesting of any outstanding shares of common stock, stock options to purchase common stock or restricted stock units granted to such NEO, which as of March 10, 2017 would have a value of $1,828,125 for Mr. Biddiscombe and $1,594,500 for Mr. Fields; and

•health insurance premiums under our group health insurance plans as provided under COBRA until 12 months after a change in control.

Severance Arrangements for Mr. Mainz

Pursuant to that certain Executive Employment Agreement, dated January 6, 2016 between the Company and our CEO, Barry Mainz (the “Employment Agreement”), Mr. Mainz is not entitled to participate in the Company’s Severance Plan. Instead, severance arrangements for Mr. Mainz are set forth in his Employment Agreement.

To receive any of the severance benefits under the Employment Agreement, Mr. Mainz is required to execute a release of claims in favor of the Company within 45 days of the qualifying termination and comply with confidentiality and non-disparagement provisions.

Severance Absent a Change in Control

Pursuant to the Employment Agreement, if Mr. Mainz is involuntarily terminated without Cause or resigns for Good Reason, absent a Change In Control (as each such term is defined in the Employment Agreement), he will be entitled to receive (a) cash severance in accordance with the Company’s standard payroll practices and subject to standard payroll deductions and withholdings equal to 12 months of his monthly base salary, (b) a pro rata portion of his annual bonus based on the portion of the year he served prior to his termination, and (c) payment of COBRA premiums to continue his health insurance coverage and that of his eligible dependents. In lieu of paying the COBRA premiums, the Company may in its sole discretion pay Mr. Mainz each month a fully taxable cash payment equal to the applicable COBRA premiums for that month. The Company will continue to make the COBRA payments, or payments in lieu thereof, until the earlier of 18 months following Mr. Mainz’ termination, the date upon which Mr. Mainz becomes eligible for group health insurance coverage through a new employer or the date he ceases to be eligible for COBRA.

Severance in Connection with a Change in Control

Pursuant to the Employment Agreement, if Mr. Mainz is involuntarily terminated without Cause or resigns for Good Reason during a Change in Control Period (as defined in the Employment Agreement), he will be entitled to receive (a) cash severance in accordance with the Company’s standard payroll practices and subject to standard payroll deductions and withholdings equal to 18 months of his monthly base salary, (b) a pro rata portion of his annual bonus based on the portion of the year he served prior to his termination, (c) a payment of 150% of his annual bonus paid in accordance with the Company’s standard payroll practices and subject to standard payroll deductions and withholdings, (d) payment of COBRA premiums to continue his health insurance coverage and that of his eligible dependents, and (e) the acceleration of the vesting and exercisability of all unvested time-based equity awards then held by Mr. Mainz, which as of March 10, 2017 would have a value of $3,951,701. In lieu of paying the COBRA premiums, the Company may in its sole discretion pay Mr. Mainz each month a fully taxable cash payment equal to the applicable COBRA premiums for that month. The Company will continue to make the COBRA payments, or payments in lieu thereof, until the earlier of 18 months following Mr. Mainz’ termination, the date upon which Mr. Mainz becomes eligible for group health insurance coverage through a new employer or the date he ceases to be eligible for COBRA.

Severance in Connection with Death or Disability

Pursuant to the Employment Agreement, if Mr. Mainz employment is terminated as a result of his death or Disability (as defined in the Employment Agreement), his estate will be entitled to receive (a) a pro rata portion of his annual bonus based on the portion of the year he served prior to his termination, and (b) the acceleration of the vesting and exercisability of all unvested time-based equity awards then held by Mr. Mainz, which as of March 10, 2017 would have a value of $3,951,701.

To receive any of the severance benefits under these agreements, our NEOs would be required to execute a release of claims against the Company within 45 days of the qualifying termination and comply with confidentiality and non-disparagement provisions.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows for the fiscal year ended December 31, 2016, certain information regarding outstanding equity awards at fiscal year-end for our NEOs.

	Number of		Number of
	Securities Underlying		Securities Underlying	Option	Option	Number of shares		Market value of shares
	Unexercised Options		Unexercised Options	Exercise	Expiration	or units of stock that		or units of stock that
	(#)		(#)	Price	Date	have not vested		have not vested
Name	Exercisable		Unexercisable	($)	($)(1)	(#)		($)
Barry Mainz	0	(1)	840,000	3.390	2/9/2026	—		—
	0	(2)	51,200	4.060	3/10/2026	—		—
	—		—	—	—	200,000	(3)	750,000
	—		—	—	—	560,000	(4)	2,100,000
Simon Biddiscombe	83,125	(5)	126,875	6.200	5/11/2025	—		—
	16,166	(6)	33,334	4.060	8/28/2025	—		—
	—		—	—	—	62,500	(7)	234,375
	—		—	—	—	75,625	(8)	283,594
	—		—	—	—	121,875	(9)	457,031
Daniel Fields	0	(10)	150,000	3.410	2/22/2026	—		—
	—					220,000	(11)	825,000
Robert Tinker	682,916	(12)	—	0.546	12/14/2020	—		—
	964,047	(12)	—	3.696	7/26/2022	—		—
	101,786	(13)	169,642	7.168	3/28/2024	—		—
	87,500	(14)	112,500	9.250	2/11/2025	—		—
	—		—	—	—	112,500	(15)	421,875

(1)

1/4th of the shares subject to the Option will vest and become exercisable on the first anniversary of January 6, 2016, and 1/48th of such shares will vest and become exercisable each one-month period thereafter, subject to Mr. Mainz’s continued service with the Company. The option is subject to acceleration upon certain events as provided in the Executive Employment Agreement between the Company and Mr. Mainz.

(2)

1/4th of the shares subject to the Option will vest and become exercisable on the first anniversary of March 10, 2016, and 1/48th of such shares will vest and become exercisable each one-month period thereafter, subject to Mr. Mainz’s continued service with the Company. This option is subject to acceleration upon certain events as provided in the Executive Employment Agreement between the Company and Mr. Mainz.

(3)	The RSUs vest fully upon two years of continued service by Mr. Mainz measured from January 6, 2016.

(4)

The RSUs vest as to 14/48ths of the underlying shares on February 20, 2017, and 1/16th of the underlying shares will vest on each of the next 11 of the Company's standard quarterly vesting dates (May 20, August 20, November 20 and February 20) thereafter, and 1/48th of the underlying shares will vest on February 20, 2020, subject to Mr. Mainz’s continued service. RSUs are subject to acceleration, as provided in the Executive Employment Agreement between the Company and Mr. Mainz.

(5)

The shares subject to the stock option vest at a rate of 1/48th of the total number of shares on each monthly anniversary of May 11, 2015, subject to Mr. Biddiscombe’s continued employment on each such monthly anniversary.

(6)

The shares subject to the stock option vest ratably over four years at a rate of 1/48th of the total number of shares at the end of each one-month period following August 28, 2015, subject to Mr. Biddiscombe’s continued employment on each vesting date.

(7)

The RSUs vest ratably over four years on each Quarterly Vesting Date (February 20, May 20, August 20 and November 20 of each year) that is in the same calendar quarter as each quarterly anniversary of May 11, 2015, until the RSUs are totally vested, subject to Mr. Biddiscombe’s continued employment on each such Quarterly Vesting Date.

(8)

The RSUs vest ratable over four years at a rate of 1/16th of the total number of RSUs on each Quarterly Vesting Date (February 20, May 20, August 20 and November 20 of each year) beginning in the quarter after August 28, 2015, subject to Mr. Biddiscombe’s continued employment on each vesting date.

(9)

The RSUs vest on the initial Quarterly Vesting Dates (defined below) after the three month anniversary of February 20, 2016 (the “Vesting Commencement Date”), 6.25% of the total number of RSUs, plus the pro rata number of RSUs for the period between the four month anniversary of the Vesting Commencement Date and such initial Quarterly Vesting Date, will vest.  The remaining RSUs will vest ratably with 6.25% of the total RSUs vesting on each subsequent Quarterly Vesting Date (other than on the final Quarterly Vesting Date on which fewer RSUs will vest based on the vesting on the initial Quarterly Vesting Date as described in the prior sentence) until the RSUs are totally vested, subject to Mr. Biddiscombe’s continued employment on each such Quarterly Vesting Commencement Date.  The Quarterly Vesting Commencement Dates are February 20, May 20, August 20 and November 20 of each year.

(10)

1/4th of the shares subject to the Option will vest and become exercisable on the first anniversary of February 19, 2016, and 1/48th of such shares will vest and become exercisable each one-month period thereafter, subject to Mr. Fields’ continued service with the Company.

(11)

The RSUs vest as to 25% of the total number of RSUs on February 20, 2017 (the "Initial Quarterly Vesting Date"), subject to Mr. Fields’ continued employment on the Initial Quarterly Vesting Date. Thereafter, the remaining RSUs will vest ratably with 6.25% of the total RSUs vesting on each subsequent Quarterly Vesting Date, as defined below, until the RSUs are vested in full, subject to Mr. Fields’ continued employment on each such Quarterly Vesting Date. The Quarterly Vesting Dates are February 20, May 20, August 20 and November 20 of each year.

(12)

The shares subject to the stock option vest over a four-year period with 25% vesting after one year from the vesting commencement date and the remaining shares vesting in equal monthly installments over the following 36 months.

(13)

2.5% of the shares subject to the stock option vest at the end of each three-month period during the first year following the vesting commencement date, 5.0% of the shares subject to the stock option vest at the end of each three-month period during the second year following the vesting commencement date, 7.5% of the shares subject to the stock option vest at the end of each three-month period during the third year following the vesting commencement date, and 10.0% of the shares subject to the stock option vest at the end of each three-month period during the fourth year following the vesting commencement date, subject to Mr. Tinker’s continued service.

(14)	The shares subject to the stock option vests as to 25% of the shares subject to the grant on 2/11/2017 and in equal monthly installments thereafter over 36 months.

(15)

Represents Restricted Stock Units (“RSUs”) that vest on the initial Quarterly Vesting Dates (defined below) after the three month anniversary of February 20, 2016 (the “Vesting Commencement Date”), 6.25% of the total number of RSUs, plus the pro rata number of RSUs for the period between the four month anniversary of the Vesting Commencement Date and such initial Quarterly Vesting Date, will vest. The remaining RSUs will vest ratably with 6.25% of the total RSUs vesting on each subsequent Quarterly Vesting Date (other than on the final Quarterly Vesting Date on which fewer RSUs will vest based on the vesting on the initial Quarterly Vesting Date as described in the prior sentence) until the RSUs are totally vested, subject to continued employment on each such Quarterly Vesting Commencement Date.  The Quarterly Vesting Commencement Dates are February 20, May 20, August 20 and November 20 of each year. On March 1, 2017, the RSUs were terminated pursuant to an agreement between Mr. Tinker and the Company.

Non-Qualified Deferred Compensation

None of the NEOs participates in or has an account balance under any non-qualified defined contribution plans or other non-qualified deferred compensation plans maintained by the Company.

401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation subject to applicable annual Code limits. Currently, we do not make matching contributions or discretionary contributions to the 401(k) plan. Employees’ pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

DIRECTOR COMPENSATION

The following table shows for the fiscal year ended December 31, 2016 certain information with respect to the compensation of all non-employee directors of the Company:

	Fees Earned
	or Paid in Cash	Stock Awards	Option Awards	Total
Name(1)	($)	($)(2)	($)(3)	($)(4)
Matthew Howard	37,000	177,186	—	214,186

Gaurav Garg (5)	36,807	177,186	—	213,993

Tae Hea Nahm	41,000	177,186	—	218,186

Aaref Hilaly	45,000	177,186	—	222,186

Frank Marshall	41,000	177,186	—	218,186

James Tolonen	55,000	177,186	—	232,186

Kenneth Klein (6)	24,960	233,045	—	258,005

Jessica Denecour (7)	—	—	—	—

(1)

During the fiscal year ended December 31, 2016, Mr. Tinker was a member of MobileIron’s Board of Directors, however, as a former executive officer of the Company, he did not receive any additional compensation for the services he provided as a director. Mr. Tinker will cease being a member of our Board as of the Annual Meeting date. For information on Mr. Tinker’s compensation, please refer to “Executive Compensation” in this Proxy Statement.

(2)

The amounts in this column reflect the aggregate grant date fair value of each restricted stock unit award granted during the fiscal year, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

(3)	As of December 31, 2016, the aggregate number of shares subject to outstanding equity awards held by our non-employee directors was:

Name	Stock Options
Matthew Howard	67,385

Gaurav Garg	67,385

Tae Hea Nahm	67,385

Aaref Hilaly	67,385

Frank Marshall	67,385

James Tolonen	165,783

Kenneth Klein	—

Jessica Denecour	—

(4)	The dollar values in this column for each director represent the sum of all compensation reference in the preceding columns.

(5)	Mr. Garg resigned from our Board in October 2016.

(6)	Mr. Klein joined our Board in February 2016.

(7)	Ms. Denecour joined our Board in March 2017.

Director Compensation

Pursuant to the 2014 Amended Plan, as amended, or the Amended Plan, future directors will be granted a restricted stock unit award having a grant date fair market value equal to $175,000 divided by 365 and then multiplied by the number of days from the date of such non-employee director’s initial election to our next annual stockholder meeting date following such initial election (provided that if no Annual Meeting date has been established, then to the next June 25th following such initial election). We refer to this as the Initial RSU Grant. The number of shares underlying the Initial RSU Grant shall be determined on the basis of the average closing prices of the Company’s common stock over the twenty business days ending on the date immediately preceding the date of grant. All shares underlying this Initial RSU Grant will vest fully on the annual meeting date following such initial election, subject to continued service on the vesting date. In the event that the non-employee director voluntarily resigns other than for cause, then such Initial RSU Grant will vest as of the effective date of the resignation as to 1/365th of the shares subject to such Initial RSU Grant multiplied by the number of full days of the non-employee director’s service between the date of grant and the effective date of the resignation. In the event of a change in control, any unvested portion of the shares underlying such Initial RSU Grant will fully vest and become exercisable immediately prior to the effective time of such change in control, subject to continued service on the effective date of such transaction.

Pursuant to the Amended Plan, on the date of each Annual Meeting of stockholders, the Annual RSU Grant for each current non-employee director will be equal to the fair value of $175,000 determined on the basis of the average closing prices of the Company’s common stock over the twenty business days ending on the trading date immediately before the date of grant. All shares underlying this Annual RSU Grant will vest fully on the first anniversary of the date of grant, subject to continued service on the vesting date. In the event that the non-employee director voluntarily resigns other than for cause, then such Annual RSU Grant will vest as of the effective date of the resignation as to 1/365th of the shares subject to such Annual RSU Grant multiplied by the number of full days of the non-employee director’s service between the date of grant and the effective date of the resignation. In the event of a change in control, any unvested portion of the shares underlying such Annual RSU Grant will fully vest and become exercisable immediately prior to the effective time of such change in control, subject to continued service on the effective date of such transaction.

Cash Compensation

Pursuant to the Amended Plan, each non-employee director will receive an annual fee of $35,000 in cash for serving on our Board of Directors. In addition, the Chair and other members of the three standing committees of our Board of Directors will be entitled to the following additional annual cash fees:

Board Committee	Chair Fee	Other Member Fee
Audit Committee	$20,000	$10,000

Compensation Committee	$10,000	$6,000

Nominating and Corporate Governance Committee	$10,000	$6,000

All fees in cash will be payable in equal quarterly installments, payable in arrears.

Equity Compensation Plan Information

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2016.

Plan Category(1)		Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights($)(2)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column)
Equity compensation plans approved by security holders:
2008 Stock Plan		7,279,562	(3)	3.97	—
2014 Equity Incentive Plan		11,061,405	(4)	7.02	4,199,415	(5)
2014 Employee Stock Purchase Plan		—		—	575,974	(6)

Equity compensation plans not approved by security holders:
Amended and Restated 2015 Inducement Plan	(7)	1,970,000		3.39	—

(1)	The equity compensation plans are described in Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

(2)	The weighted-average exercise price of outstanding stock options was $4.39. Restricted stock units are at no cost to employees.

(3)	As of December 31, 2016, there were 7,279,562 shares of common stock subject to outstanding stock options under the 2008 Equity Incentive Plan.

(4)

As of December 31, 2016, there were 1,566,430 shares of common stock subject to outstanding stock options and 9,494,975 restricted stock units under the Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”).

(5)

The reserve for shares available under the 2014 Plan will automatically increase on January 1st each year by an amount equal to 5 percent of the total number of outstanding shares of our common stock on December 31st of the preceding fiscal year. Shares subject to stock awards granted under our 2014 Plan that expire or cancel without being exercised in full, or that are paid out in cash rather than in shares, do not reduce the number of shares available for issuance under our 2014 Plan. Additionally, shares issued pursuant to stock awards under our 2014 Plan that we repurchase or that are forfeited, as well as shares used to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award, become available for future grant under our 2014 Plan.

(6)

The reserve for shares available under the 2014 Employee Stock Purchase Plan (the “2014 ESPP”) will automatically increase on January 1st each year by 1 percent, respectively, of the total number of outstanding shares of our common stock on December 31st of the preceding fiscal year. As of December 31, 2016, an aggregate of 575,974 shares remained available for future issuance under the 2014 ESPP, and as of April 17, 2017, up to a maximum of 673,449 shares are available for purchase.

(7)

Includes securities issued under the Amended and Restated 2015 Inducement Plan (the “Inducement Plan”) adopted exclusively for grants of awards to individuals that were not previously our employees or directors, as an inducement material to the individual’s entry into employment with us within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules. As of December 31, 2016, there were 990,000 shares of common stock subject to outstanding stock options and 980,000 restricted stock units under the Inducement Plan.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

Related Person Transaction & SEC Compliance Policy

In 2014, the Company adopted a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related person transactions” by the Audit Committee of the Board. For purposes of the Company’s policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, director or consultant is not considered a Related-Person Transaction by this policy. A related person is any executive officer, director, director nominee or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons. All future transactions between us and our officers, directors, principal stockholders and their affiliates will be approved by the Audit Committee, or a similar committee consisting of entirely independent directors, according to the terms of our Related-Person Transaction Policy.

Certain Related-Person Transactions

Mr. Nahm, one of our Board members, also served on the board of directors for Marketo, Inc. until August 2016. In the last fiscal year, the Company paid Marketo approximately $189,000 for marketing services.

Other than the transaction with Marketo discussed above and compensation arrangements, since January 1, 2015 there are no other transactions to which the Company’s directors or NEOs were a party or will be a party, in which:

_	the amounts involved exceeded or will exceed the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years; and

_

any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our directors and NEOs are described elsewhere in this Proxy Statement.

Investor Rights Agreement

We are party to an investor rights agreement that provides holders of our common stock issued upon conversion of convertible preferred stock, including certain holders of 5% of our capital stock and entities affiliated with certain of our directors, with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Indemnification Agreements

The Company provides indemnification for certain officers and directors so that they will be free from undue concern about personal liability in connection with their service to the Company. Under the Company’s Bylaws, the Company is required to indemnify its executive officers and directors to the extent not prohibited under Delaware or other applicable law. The Company has also entered into indemnity agreements with certain officers and directors. These agreements provide, among other things, that the Company will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

Change in Control Arrangements

We have entered into severance arrangements with each of our executive officers under a Severance Benefit Plan or, in the case of Mr. Mainz, an employment agreement. For more information regarding these agreements, see the section titled “Executive Compensation—Potential Payments and Acceleration of Equity upon Termination or Termination in Connection with a Change in Control.”

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are MobileIron, Inc. stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or MobileIron, Inc. Direct your written request to Investor Relations, MobileIron, Inc., 415 East Middlefield Road, Mountain View, CA 94043 or contact Sam Wilson, Investor Relations at (650) 282-7619.  Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Simon Biddiscombe

Simon Biddiscombe
Chief Financial Officer

April 28, 2017

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2016 is available without charge upon written request to: Corporate Secretary, MobileIron, Inc., 415 East Middlefield Road, Mountain View, CA 94043.

APPENDIX A

AMENDED 2014 EMPLOYEE STOCK PURCHASE PLAN

MobileIron, Inc.

Amended 2014 Employee Stock Purchase Plan

(as amended through April 19, 2017, subject to stockholder approval)

1. General; Purpose.

(a) The Plan provides a means by which Eligible Employees of the Company and certain Designated Companies may be given an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.

(b) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

(c) The Plan includes two components: a 423 Component and a Non-423 Component. The Company intends (but makes no undertaking or representation to maintain) the 423 Component to qualify as an Employee Stock Purchase Plan. The provisions of the 423 Component, accordingly, will be construed in a manner that is consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes grants of Purchase Rights under the Non-423 Component that do not meet the requirements of an Employee Stock Purchase Plan. Except as otherwise provided in the Plan or determined by the Board, the Non-423 Component will operate and be administered in the same manner as the 423 Component. In addition, under the 423 Component, the Company may make separate Offerings which vary in terms (provided that such terms are not inconsistent with the provisions of the Plan or the requirements of an Employee Stock Purchase Plan), and the Company will designate which Designated Company is participating in each separate Offering.

2. Administration.
(a) The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).
(b) The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i) To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical).

(ii) To designate from time to time which Related Corporations of the Company will be eligible to participate in the Plan as Designated 423 Corporations or as Designated Non-423 Corporations, which Affiliates may be excluded from participation in the Plan, and which Designated Companies will participate in each separate Offering (to the extent that the Company makes separate Offerings).

(iii) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

(iv) To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.
(v) To suspend or terminate the Plan at any time as provided in Section 12.
(vi) To amend the Plan at any time as provided in Section 12.

(vii) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company, its Related Corporations, and Affiliates and to carry out the intent that the 423 Component be treated as an Employee Stock Purchase Plan.

(viii) To adopt such procedures and sub-plans as are necessary or appropriate to permit or facilitate participation in the Plan by Employees who are foreign nationals or employed or located outside the United States. Without limiting the generality of, but consistent with, the foregoing, the Board specifically is authorized to adopt rules, procedures, and sub-plans, which, for purposes of the Non-423 Component, may be beyond the scope of Section 423 of the Code, regarding, without limitation, eligibility to participate in the Plan, handling and making of Contributions, establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of share issuances, any of which may vary according to applicable requirements.

(c) The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d) All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
3. Shares of Common Stock Subject to the Plan.

(a) Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed 5,739,147 shares of Common Stock, plus the number of shares of Common Stock that are automatically added on January 1 of each year for a period of up to ten years, commencing on the first January 1 following the IPO Date and ending on (and including) January 1, 2024, in an amount equal to the lesser of (i) 1% of the total number of shares of Capital Stock outstanding on December 31 of the preceding fiscal year, and (ii) 2,142,857 shares of Common Stock. Notwithstanding the foregoing, the Board may act prior to the first day of any fiscal year to provide that there will be no January 1 increase in the share reserve for such fiscal year or that the increase in the share reserve for such fiscal year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(b) If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

(c) The stock purchasable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.
4. Grant of Purchase Rights; Offering.

(a) The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate, and, with respect to the 423 Component, will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b) If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

(c) The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.

5. Eligibility.

(a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation or an Affiliate. Except as provided in Section 5(b), an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company, a Related Corporation, or an Affiliate, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two years. In addition, the Board may provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company, the Related Corporation, or the Affiliate, as applicable, is more than 20 hours per week and more than five months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code, unless such exclusion from eligibility is prohibited by applicable laws or regulations.

(b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;
(ii) the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.

(c) No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

(d) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any Designated Company, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate, unless such exclusion from eligibility is prohibited by applicable laws or regulations.

6. Purchase Rights; Purchase Price.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding 15% of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.

(b) The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering, (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering and/or (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable.

(d) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be not less than the lesser of:
(i) an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the Offering Date; or
(ii) an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.
7. Participation; Withdrawal; Termination.

(a) An Eligible Employee may elect to authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided by the Company. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where applicable laws or regulations require that Contributions be deposited with a third party or otherwise be segregated. If permitted in the Offering, a Participant may begin such Contributions with the first payroll occurring on or after the Offering Date (or, in the case of a payroll date that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions from such payroll will be included in the new Offering). If permitted in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. If required under applicable laws or regulations or if specifically provided in the Offering, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through a payment by cash, check, or wire transfer prior to a Purchase Date, in a manner directed by the Company.

(b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute to such Participant all of his or her accumulated but unused Contributions and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from that Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

(c) Unless otherwise required by applicable laws or regulations, Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason or (ii) is otherwise no longer eligible to participate. The Company will distribute to such individual all of his or her accumulated but unused Contributions.

(d) During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.

(e) Unless otherwise specified in the Offering, the Company will have no obligation to pay interest on Contributions, unless required to do so by applicable laws or regulations.

8. Exercise of Purchase Rights.

(a) On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued unless specifically provided for in the Offering.

(b) If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from or is not eligible to participate in such Offering, in which case such amount will be distributed to such Participant after the final Purchase Date, without interest. If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one whole share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will not roll over to the next Offering and will instead be distributed in full to such Participant after the final Purchase Date of such Offering without interest.

(c) No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable U.S. federal and state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than 6 months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all applicable laws or regulations, as determined by the Company in its sole discretion, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest (unless otherwise required by applicable laws or regulations).

9. Covenants of the Company.

The Company will seek to obtain from each U.S. federal or state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder unless the Company determines, in its sole discretion, that doing so would cause the Company to incur costs that are unreasonable. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.

10. Designation of Beneficiary.

(a) The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Common Stock and/or Contributions from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.

(b) If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11. Adjustments upon Changes in Common Stock; Corporate Transactions.

(a) In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights, and (iv) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding and conclusive.

(b) In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase shares of Common Stock within ten business days prior to the Corporate Transaction under the outstanding Purchase Rights, and the Purchase Rights will terminate immediately after such purchase.

12. Amendment, Termination or Suspension of the Plan.

(a) The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by applicable laws, regulations or listing requirements, including any amendment that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) above only to the extent stockholder approval is required by applicable laws, regulations, or listing requirements.

(b) The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c) Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the date the Plan is adopted by the Board, or (iii) as necessary to obtain or maintain any special tax, listing, or regulatory treatment. To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the 423 Component complies with the requirements of Section 423 of the Code.

13. Section 409A of the Code; Tax Qualification.

(a) Purchase Rights granted under the 423 Component are intended to be exempt from the application of Section 409A of the Code under U.S. Treasury Regulation Section 1.409A-1(b)(5)(ii). Purchase Rights granted under the Non-423 Component to U.S. taxpayers are intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities will be construed and interpreted in accordance with such intent. Subject to Section 13(b) below, Purchase Rights granted to U.S. taxpayers under the Non-423 Component will be subject to such terms and conditions that will permit such Purchase Rights to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the shares subject to a Purchase Right be delivered within the short-term deferral period. Subject to Section 13(b) below, in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Board determines that a Purchase Right or the exercise, payment, settlement or deferral thereof is subject to Section 409A of the Code, the Purchase Right will be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the adoption of the Plan. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if the Purchase Right that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Board with respect thereto.

(b) Although the Company may endeavor to (i) qualify a Purchase Right for special tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain special or to avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 13(a) above. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

14. Effective Date of Plan.

The Plan will become effective immediately prior to and contingent upon the IPO Date. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or if required under Section 12(a) above, materially amended) by the Board.

15. Miscellaneous Provisions.
(a) Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

(b) A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at-will nature of a Participant’s employment, if applicable, or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company, a Related Corporation, or an Affiliate, or on the part of the Company, a Related Corporation, or an Affiliate to continue the employment of a Participant.

(d) The provisions of the Plan will be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules.

(e) If any particular provision of the Plan is found to be invalid or otherwise unenforceable, such provision will not affect the other provisions of the Plan, but the Plan will be construed in all respects as if such invalid provision were omitted.

16. Definitions.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “423 Component” means the part of the Plan, which excludes the Non-423 Component, pursuant to which Purchase Rights that satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.

(b) “Affiliate” means any branch or representative office or other disregarded entity of a Related Corporation, as determined by the Board, whether now or hereafter existing.
(c) “Board” means the Board of Directors of the Company.
(d) “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(e) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the date the Plan is adopted by the Board without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(f) “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(g) “Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).
(h) “Common Stock” means, as of the IPO Date, the common stock of the Company, having 1 vote per share.

(i) “Company” means MobileIron, Inc., a Delaware corporation.

(j) “Contributions” means the payroll deductions and/or other payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(k) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
(ii) a sale or other disposition of at least 90% of the outstanding securities of the Company;
(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(l) “Designated 423 Corporation” means any Related Corporation selected by the Board as participating in the 423 Component.
(m) “Designated Company” means any Designated Non-423 Corporation or Designated 423 Corporation.
(n) “Designated Non-423 Corporation” means any Related Corporation or Affiliate selected by the Board as participating in the Non-423 Component.
(o) “Director” means a member of the Board.

(p) “Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(q) “Employee” means any person, including an Officer or Director, who is treated as an employee in the records of the Company or a Related Corporation (including an Affiliate). However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(r) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(s) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.
(t) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith in compliance with applicable laws and regulations and in a manner that complies with Sections 409A of the Code.

(iii) Notwithstanding the foregoing, for any Offering that commences on the IPO Date, the Fair Market Value of the shares of Common Stock on the Offering Date will be the price per share at which shares are first sold to the public in the Company’s initial public offering as specified in the final prospectus for that initial public offering.

(u) “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

(v) “Non-423 Component” means the part of the Plan, which excludes the 423 Component, pursuant to which Purchase Rights that are not intended to satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.

(w) “Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.

(x) “Offering Date” means a date selected by the Board for an Offering to commence.
(y) “Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.
(z) “Participant” means an Eligible Employee who holds an outstanding Purchase Right.
(aa) “Plan” means this MobileIron, Inc. 2014 Employee Stock Purchase Plan, including both the 423 Component and the Non-423 Component, as amended from time to time.

(bb) “Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

(cc) “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(dd) “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(ee) “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(ff) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(gg) “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including but not limited to the NYSE, Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto, is open for trading.

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 14, 2017. MOBILEIRON, INC. XXXX XXXX XXXX XXXX (located on the following page). MOBILEIRON, INC. 415 EAST MIDDLEFIELD ROAD MOUNTAIN VIEW, CA 94043 You are receiving this communication because, as of April 17, 2017, you held shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. proxy materials and voting instructions. E29133-P91728 See the reverse side of this notice to obtain Meeting Information Meeting Type: Annual Meeting For holders as of: April 17, 2017 Date: June 14, 2017 Time: 10:00 AM PDT Location: Meeting live via the Internet-please visit www.virtualshareholdermeeting.com/MOBL2017. The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/MOBL2017 and be sure to have the information that is printed in the box marked by the arrow

Before You Vote How to Access the Proxy Materials Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the by the arrow XXXX XXXX XXXX XXXX (located on the following page) in the subject line. How To Vote Please Choose One of the Following Voting Methods XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. the arrow XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. E29134-P91728 Vote By Internet: Before The Meeting: Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow During The Meeting: Go to www.virtualshareholdermeeting.com/MOBL2017. Have the information that is printed in the box marked by Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENTFORM 10-KSTOCKHOLDER LETTER How to View Online: following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE:1-800-579-1639 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 31, 2017 to facilitate timely delivery.

The Board of Directors recommends you vote FOR the following: 1. The Board of Directors unanimously recommends a vote in favor of each named nominee in Class III. Nominees: 01) Kenneth Klein 02) James Tolonen The Board of Directors recommends you vote FOR the following proposals: 2. To ratify the selection by the Audit Committee of the Board of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017. To approve an amendment and restatement of the Company's 2014 Employee Stock Purchase Plan (the "2014 ESPP") to provide for a one-time increase of 1,200,000 shares of common stock available for issuance under the 2014 ESPP. 3. NOTE: The Board of Directors knows of no other matters that will be presented for consideration at the 2017 Annual Meeting. If any other matters are properly brought before the 2017 Annual Meeting, it is the intention of the persons named in the proxy card to vote on such matters in accordance with their best judgment. E29135-P91728 Voting Items

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. MOBILEIRON, INC. 415 EAST MIDDLEFIELD ROAD MOUNTAIN VIEW, CA 94043 During The Meeting - Go to www.virtualshareholdermeeting.com/MOBL2017 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E29125-P91728 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. MOBILEIRON, INC. The Board of Directors recommends you vote FOR the following: For Withhold AllAll For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! ! ! 1. The Board of Directors unanimously recommends a vote in favor of each named nominee in Class III. Nominees: 01) Kenneth Klein 02) James Tolonen The Board of Directors recommends you vote FOR the following proposals: For Against Abstain ! ! ! ! ! ! 2. To ratify the selection by the Audit Committee of the Board of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017. To approve an amendment and restatement of the Company's 2014 Employee Stock Purchase Plan (the "2014 ESPP") to provide for a one-time increase of 1,200,000 shares of common stock available for issuance under the 2014 ESPP. 3. NOTE: The Board of Directors knows of no other matters that will be presented for consideration at the 2017 Annual Meeting. If any other matters are properly brought before the 2017 Annual Meeting, it is the intention of the persons named in the proxy card to vote on such matters in accordance with their best judgment. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date V.1.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Form 10-K and Stockholder Letter are available at www.proxyvote.com. E29126-P91728 MOBILEIRON, INC. Annual Meeting of Stockholders June 14, 2017 10:00 AM (PDT) This proxy is solicited by the Board of Directors The stockholders hereby appoint Barry Mainz and Simon Biddiscombe, or either of them, as proxies with the power to appoint their substitutes, and hereby authorize each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of MOBILEIRON, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held online at 10:00 AM, PDT on June 14, 2017, at www.virtualshareholdermeeting.com/MOBL2017, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations to vote FOR each of the nominees listed in Proposal No. 1, FOR Proposal No. 2 and FOR Proposal No. 3. Continued and to be signed on reverse side V.1.2